Exhibit 2.1
                                                                    -----------

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                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF NOVEMBER 22, 2000

                                  BY AND AMONG

                                PHOTOLOFT, INC.,

                            PHOTOL ACQUISITION CORP.,

                          EXTREME VELOCITY GROUP, INC.,

                                    AL MARCO,

                                 RALPH ROESSLER,

                                ELIZABETH WENNER

                                       AND

                   EVG  I,  A  CALIFORNIA  GENERAL  PARTNERSHIP


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

                                           TABLE OF CONTENTS
                                           -----------------


ARTICLE I THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  1.1    Merger; Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . . .   1
-----  --------------------------------------
  1.2    Closing.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
-----  ---------
  1.3    Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
-----  ----------------
  1.4    Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
-----  ----------------------
  1.5    Nomination of Board Member. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
-----  ----------------------------
  1.6    Reorganization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
-----  ----------------


ARTICLE II EFFECT OF THE MERGER;  EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . .   2
  2.1    Effect on EVG Stock.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
-----  ---------------------
  2.2    MFA Payable.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
-----  -------------
  2.3    CNB Letter of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
-----  ----------------------
  2.4    Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
-----  ------------------
  2.5    Surrender of EVG Stock Certificates and Delivery of PhotoLoft Stock Certificates.   5
-----  ----------------------------------------------------------------------------------
  2.6    No Further Ownership Rights in EVG Stock. . . . . . . . . . . . . . . . . . . . .   5
-----  ------------------------------------------
  2.7    Lost, Stolen or Destroyed Certificates. . . . . . . . . . . . . . . . . . . . . .   6
-----  ----------------------------------------
  2.8    Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
-----  ------------------
  2.9    Legends.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
-----  ---------


ARTICLE III REPRESENTATIONS AND WARRANTIES OF  EVG AND THE SHAREHOLDERS. . . . . . . . . .   7
  3.1    Corporate Existence, Good Standing and Authority. . . . . . . . . . . . . . . . .   7
-----  -------------------------------------------------
  3.2    Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
-----  ----------------
  3.3    Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
-----  --------------
  3.4    AMP Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
-----  ------------
  3.5    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
-----  ----------------------
  3.6    Projections.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
-----  -------------
  3.7    Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
-----  ----------------------------
  3.8    Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
-----  ------------
  3.9    Accounts Receivable.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
-----  ---------------------
 3.10    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
-----  --------------
 3.11    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
-----  ------------
 3.12    No Breach.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
-----  -----------
 3.13    Employees and Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .  13
-----  --------------------------------------
 3.14    Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
-----  -----------
 3.15    Contracts and Permits.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
-----  -----------------------
 3.16    Charter Documents.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
-----  -------------------
 3.17    Directors, Officers and Employees.. . . . . . . . . . . . . . . . . . . . . . . .  18
-----  -----------------------------------
 3.18    Powers of Attorney; Bank Accounts.. . . . . . . . . . . . . . . . . . . . . . . .  18
-----  -----------------------------------
 3.19    Environmental Matters.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
-----  -----------------------
 3.20    Affiliate Relationships.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
-----  -------------------------


                                           TABLE OF CONTENTS
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 3.21    No Termination of Business Relationship.. . . . . . . . . . . . . . . . . . . . .  18
-----  -----------------------------------------
 3.22    Compliance with Law, Governmental Consent.. . . . . . . . . . . . . . . . . . . .  18
-----  -------------------------------------------
 3.23    Consents of Non-Governmental Third Parties; Third Party Interests.. . . . . . . .  19
-----  -------------------------------------------------------------------
 3.24    Patents, Trademarks, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
-----  --------------------------
 3.25    Employees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
-----  -----------
 3.26    Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
-----  --------------------
 3.27    Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
-----  -------
 3.28    No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
-----  ----------------------------
 3.29    Change of Control Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
-----  ----------------------------
 3.30    Workers' Compensation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
-----  -----------------------
 3.31    Warranty Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
-----  ----------------------
 3.32    EVG Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
-----  ------------
 3.33    Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
-----  ------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES  OF PHOTOLOFT AND MERGER SUB . . . . . . . . . .  24
  4.1    Organization and Standing; Certificate of Incorporation and Bylaws. . . . . . . .  24
-----  --------------------------------------------------------------------
  4.2    Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
-----  ----------------
  4.3    Authorization.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
-----  ---------------
  4.4    Compliance with Other Instruments.. . . . . . . . . . . . . . . . . . . . . . . .  25
-----  -----------------------------------
  4.5    Governmental Consent, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
-----  ---------------------------
  4.6    PhotoLoft Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .  26
-----  --------------------------------
  4.7    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
-----  -------------
  4.8    No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
-----  ----------------------------
  4.9    Registration Rights.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
-----  ---------------------
 4.10    Brokers or Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
-----  --------------------
 4.11    PhotoLoft Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
-----  ------------------

ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS. . . . .  27
  5.1    Conduct of Business of EVG. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
-----  ----------------------------
  5.2    Access to Information.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
-----  -----------------------
  5.3    Other Negotiations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
-----  --------------------
  5.4    Breach of Representations and Warranties. . . . . . . . . . . . . . . . . . . . .  30
-----  ------------------------------------------
  5.5    Transaction Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
-----  ----------------------
  5.6    Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
-----  ----------------------
  5.7    FIRPTA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
-----  --------
  5.8    Regulatory Filings; Consents; Reasonable Efforts. . . . . . . . . . . . . . . . .  31
-----  --------------------------------------------------
  5.9    Termination of EVG Rights.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
-----  ---------------------------
 5.10    Shareholder Certificate.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
-----  -------------------------
 5.11    Transfer of Rights to Technology. . . . . . . . . . . . . . . . . . . . . . . . .  32
-----  ----------------------------------
 5.12    PhotoLoft Stock Option Plan.. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
-----  ------------------------------
 5.13    CNB Lines of Credit.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
-----  ---------------------


                                           TABLE OF CONTENTS
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ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES. . . . . . . . . . . . . . .  32
  6.1    Statutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
-----  ----------
  6.2    Legal Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
-----  --------------
  6.3    Approvals.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
-----  -----------


ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF PHOTOLOFT AND MERGER SUB. . . . . . . .  33
  7.1    Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .  33
-----  --------------------------------
  7.2    No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
-----  ----------------------------
  7.3    Performance of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
-----  ----------------------------
  7.4    Employment Agreements.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
-----  -----------------------
  7.5    Employment Offer Letters; Termination of Employment Arrangements. . . . . . . . .  34
-----  ------------------------------------------------------------------
  7.6    Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
-----  ----------
  7.7    Noncompetition Agreements.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
-----  ---------------------------
  7.8    Dissenter's Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
-----  --------------------
  7.9    Secretary's Certificate.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
-----  -------------------------
 7.10    Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
-----  ------------------
 7.11    Registration Rights Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . .  34
-----  -------------------------------
 7.12    Lease Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
-----  -----------------
 7.13    EVG Board and Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . .  34
-----  ------------------------------------
 7.14    Shareholder Certificate.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
-----  -------------------------
 7.15    EVG Board and Officer Resignations. . . . . . . . . . . . . . . . . . . . . . . .  35
-----  ------------------------------------
 7.16    Life Insurance Policies.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
-----  -------------------------
 7.17    MFA Receipt.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
-----  -------------

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF EVG AND THE SHAREHOLDERS . . . . . . .  35
  8.1    Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .  35
-----  --------------------------------
  8.2    Performance of Obligations of PhotoLoft and Merger Sub. . . . . . . . . . . . . .  35
-----  --------------------------------------------------------
  8.3    Employment Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
-----  ----------------------
  8.4    Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
-----  ------------------
  8.5    Registration Rights Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . .  35
-----  -------------------------------
  8.6    PhotoLoft Board Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
-----  --------------------------

ARTICLE IX TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  9.1    Termination Prior to Effective Time.. . . . . . . . . . . . . . . . . . . . . . .  36
-----  -------------------------------------
  9.2    Authorization by Board of Directors.. . . . . . . . . . . . . . . . . . . . . . .  36
-----  -------------------------------------
  9.3    Termination of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
-----  ----------------------------

ARTICLE X INDEMNIFICATION AND ESCROW FUND. . . . . . . . . . . . . . . . . . . . . . . . .  37
 10.1    Indemnity and Escrow Fund.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
-----  ---------------------------
 10.2    Escrow Period.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
-----  ---------------
 10.3    Claims Upon the Escrow Fund.. . . . . . . . . . . . . . . . . . . . . . . . . . .  37
-----  -----------------------------
 10.4    Objections to Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
-----  ----------------------
 10.5    Attempt to Resolve Conflicts; Arbitration.. . . . . . . . . . . . . . . . . . . .  38
-----  -------------------------------------------
 10.6    Shareholders' Agent.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
-----  ---------------------


                                           TABLE OF CONTENTS
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 10.7    Actions of the Shareholders' Agent. . . . . . . . . . . . . . . . . . . . . . . .  40
-----  ------------------------------------
 10.8    Third-Party Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
-----  --------------------
 10.9    Limitations.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
-----  -------------

ARTICLE XI GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 11.1    Survival of Representations, Warranties and Agreements. . . . . . . . . . . . . .  42
-----  --------------------------------------------------------
 11.2    Amendment.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
-----  -----------
 11.3    Extension; Waiver.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
-----  -------------------
 11.4    Notices and Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
-----  ----------------------
 11.5    Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
-----  ----------------
 11.6    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
-----  --------------
 11.7    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
-----  ------------------
 11.8    No Transfer.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
-----  -------------
 11.9    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
-----  --------------
11.10    Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
-----  ----------------
11.11    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
-----  --------------------
11.12    Absence of Third-Party Beneficiary Rights.. . . . . . . . . . . . . . . . . . . .  45
-----  -------------------------------------------
11.13    Mutual Drafting.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
-----  -----------------
11.14    Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
-----  ---------------
11.15    Attorney's Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
-----  -----------------

                                TABLE OF CONTENTS
                                -----------------


EXHIBITS
--------

Exhibit  5.10     Shareholder  Certificate
Exhibit  7.4      Form  of  Employment  Agreement
Exhibit  7.7      Form  of  Noncompetition  Agreement
Exhibit  7.10     Escrow  Agreement
Exhibit  7.11     Registration  Rights  Agreement
Exhibit  7.12     Lease  Agreement
Exhibit  10.1     Additional  Indemnifiable  Items


SCHEDULES
---------

EVG  Disclosure  Schedule
PhotoLoft  Disclosure  Schedule

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS  AGREEMENT  AND  PLAN OF REORGANIZATION is entered into as of November
22, 2000 by and among PhotoLoft, Inc., a Nevada corporation ("PhotoLoft"), PhotoL Acquisition Corp., a California corporation and a wholly-owned subsidiary of PhotoLoft ("Merger Sub"), Extreme Velocity Group, Inc., a California corporation ("EVG"), and EVG I, a California general partnership, Al Marco ("Marco"), Ralph Roessler ("Roessler") and Elizabeth Wenner ("Wenner")
(individually,  a  "Shareholder"  and  collectively,  the  "Shareholders").

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which hereby are acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1     Merger;  Effective  Time  of  the  Merger.  Upon  the  terms  and
             -----------------------------------------
conditions hereinafter set forth and in accordance with the California General Corporation Law ("CGCL"), at the Effective Time (as defined in Section 1.3 below), Merger Sub shall be merged with and into EVG (the "Merger"), and thereupon, the separate existence of Merger Sub shall cease and EVG, as the Surviving Corporation (as defined in Section 1.4 below), shall continue to exist under and be governed by the CGCL.

     1.2     Closing.  Subject  to  the  terms and conditions of this Agreement,
             -------
the closing of the Merger (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California 92618, as promptly as practicable after satisfaction or waiver of the conditions set forth in ARTICLES VI, VII and VIII, or at such other location, time and/or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3     Effective Time.  As soon as practicable after all of the conditions
             --------------
set forth in ARTICLES VI, VII and VIII are satisfied or waived, the parties hereto shall cause an Agreement of Merger (or like instrument) and any other appropriate documentation ("Agreement of Merger") meeting the requirements of
Section 1103 of the CGCL to be properly executed and filed in accordance with the CGCL on the Closing Date. The Merger shall become effective at the time of acceptance by the Secretary of State of the State of California of such filing in accordance with the CGCL, or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.4     Effect  of  the  Merger.  At  the  Effective  Time (i) the separate
             -----------------------
existence of Merger Sub shall cease and Merger Sub shall be merged with and into EVG (EVG and Merger Sub are sometimes referred to herein as the "Constituent Corporations," and EVG, after giving effect to the Merger, is sometimes referred to herein as the "Surviving Corporation"); (ii) the Articles of Incorporation of Merger Sub shall become and thereafter be the Articles of Incorporation of the Surviving Corporation; (iii) the Bylaws of Merger Sub shall become and thereafter be the Bylaws of the Surviving Corporation; (iv) the directors and officers of Merger Sub shall become and thereafter be the directors and officers of the Surviving Corporation; and (v) the Merger shall have all the effects provided by the applicable provisions of the CGCL. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions and duties of each of the Constituent Corporations.

     1.5     Nomination  of Board Member.   As long as Shareholders collectively
             ---------------------------
hold at least ten percent (10%) of the PhotoLoft Stock then outstanding, Shareholders as a group shall be allowed to designate one nominee, subject to the approval of Intellect Capital Group, LLC, which approval shall not be unreasonably withheld, on the slate of directors presented for election in any election of the full Board of Directors.

     1.6     Reorganization.  The  Merger  is  intended  to  be a reorganization
             --------------
within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                              EFFECT OF THE MERGER;
                            EXCHANGE OF CERTIFICATES

     2.1     Effect  on  EVG  Stock.  At  the  Effective  Time, by virtue of the
             ----------------------
Merger and without any further action on the part of PhotoLoft, Merger Sub, EVG, the Shareholders or any other holder of any capital stock of EVG:

          (a)     Conversion  of EVG Stock.  Subject to the terms and conditions
                  ------------------------
of this Agreement, including, without limitation, the expense provisions set forth in Section 5.5 hereof and the escrow provisions set forth in ARTICLE X hereof,

               (i) each outstanding share of EVG Stock (other than shares, if any, for which the holder has perfected appraisal rights under
          Section 1300 of the CGCL ("Dissenting Shares") which shall not be converted into the right to receive any shares of PhotoLoft capital stock ("PhotoLoft Stock") as set forth herein, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the CGCL) will be converted into the right to receive (A) that number of shares of the Common Stock of PhotoLoft ("PhotoLoft Common Stock") equal to the Primary Exchange Ratio plus (B) that number of shares of PhotoLoft Common Stock equal to the Secondary Exchange Ratio, if such number is greater than zero; and

               (ii) all shares of EVG capital stock held at the Effective Time by EVG as treasury stock or by a subsidiary of EVG shall be canceled and no payment shall be made with respect thereto.

          (b)     Exchange  Ratios.
                  ----------------

               (i) The Primary Exchange Ratio shall be determined by dividing (A) 17,192,648 shares of PhotoLoft Common Stock less the
                                                                        ----
          number of shares of PhotoLoft Common Stock equal to the quotient obtained by dividing (1) the sum of any Excess Liabilities and any Net Working Deficit by (2) the Average Price by (B) the number of shares of EVG capital stock issued and outstanding immediately prior to the Effective Time (the "EVG Stock").

                    (ii) The Secondary Exchange Ratio shall be determined by dividing (A) 1,000,000 by (B) the number of shares of EVG Stock.

               For  purposes  of  this  Agreement:

               "Average Price" shall mean the per share average of the closing prices of one share of PhotoLoft Common Stock on the NASD O-T-C Market Bulletin Board (or comparable reporting service if the PhotoLoft Common Stock is traded on an exchange or on Nasdaq) for the ten trading days ending one day prior to the Closing Date.

               "Excess Liabilities" means any and all liabilities for borrowed money and capital lease obligations and all long-term liabilities (shown or required to be shown on EVG's financial statements under generally accepted accounting principles in the United States) of EVG, including, without limitation, all outstanding amounts under the lines of credit from City National Bank to be assumed by PhotoLoft in connection with the Merger (the "CNB Lines of Credit"), which in no event shall exceed $690,000, in excess of $690,000 in the aggregate, existing as of the Closing Date.

               "Merger Shares" shall mean the aggregate of the PhotoLoft Common Stock to be issued to the shareholders of EVG pursuant to this Section 2.1.

               "Net Working Deficit" means the amount by which (A) EVG's current liabilities (which shall mean accounts payable, accrued payable, domain name payable and other liabilities payable within 30 days of the Closing, but shall not include the MFA Payable (as defined below) which shall be paid by PhotoLoft pursuant to Section 2.2) exceeds (B)
                                                                     -------
          the sum of $225,000 and EVG's current assets (which shall mean cash, inventory (net of reserves), and accounts receivable (net of reserves)), if any, as of the Closing Date. All such amounts shall be as shown or required to be shown on EVG's financial statements pursuant to generally accepted accounting principles in the United States.

          (c)     Termination of EVG Rights.  Immediately prior to the Effective
                  -------------------------
Time, all then-issued and outstanding EVG Rights (as defined in Section 3.2 below), if any, shall be cancelled and terminated by EVG pursuant to Section 5.9 of this Agreement.

          (d)     Adjustments  to  Exchange  Ratios.  Both  the Primary Exchange
                  ---------------------------------
Ratio and the Secondary Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into PhotoLoft Stock and EVG Stock), reorganization, recapitalization or other like change with respect to PhotoLoft Stock and EVG Stock occurring after the date of this Agreement and prior to the Effective Time. In addition, the 17,192,648 share number used for calculation of the Primary Exchange Ratio in Section 2.1(b)(i) shall be increased by one (1) share for every three (3) shares of PhotoLoft Stock issued after the date of this Agreement and prior to the Effective Time; provided that no such increase shall be effected for PhotoLoft Stock (i) issued pursuant to the conversion or exercise of convertible or exercisable securities which are issued and outstanding as of the date of this Agreement or (ii) issued to employees, consultants or directors of PhotoLoft or its affiliates for the primary purpose of soliciting or retaining their employment or services, whether such issuance be pursuant to a written compensatory plan or otherwise.

          (e)     Fractional Shares.  No fraction of a share of PhotoLoft Common
                  -----------------
Stock will be issued by virtue of the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of PhotoLoft. In lieu of issuing fractional shares of PhotoLoft Common Stock, each holder of shares of EVG Stock who would otherwise be entitled to a fraction of a share of PhotoLoft Common Stock (after aggregating all fractional shares of PhotoLoft Common Stock to be received by such holder) shall receive from PhotoLoft with respect to the fraction of a share of PhotoLoft Common Stock, an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Average Price.

          (f)     Capital  Stock  of  Merger Sub.  Each share of Common Stock of
                  -------------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully-paid and non-assessable share of the Surviving Corporation's Common Stock.

     2.2     MFA  Payable.  On  the  Closing  Date, PhotoLoft shall pay to Marco
             ------------
Fine Arts ("MFA") on behalf of EVG $800,000 in cash (the "MFA Payment"), in satisfaction of the EVG payable to MFA of the same amount.

     2.3     CNB  Letter  of  Credit.  On  the  Closing  Date  or  as  soon  as
             -----------------------
practicable thereafter, PhotoLoft and/or the Surviving Corporation shall assume the obligations under the letter of credit issued by City National Bank on behalf of EVG, in connection with EVG's purchase of approximately $30,000 of paper from Konica, Inc., under a line of credit maintained by MFA with City National Bank.

     2.4     Appraisal  Rights.
             -----------------

          (a) Holders of Dissenting Shares who have complied with all requirements for perfecting the appraisal rights as set forth in Section 1300 of the CGCL shall be entitled to their rights under such laws as may be agreed to by such shareholders and EVG or as finally determined by a court of competent jurisdiction. Each holder of Dissenting Shares who becomes entitled to payment of the value of shares of stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions).

          (b) Notwithstanding the provisions of subsection 2.3(a), if after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, such shares shall automatically thereupon be converted into and represent only the right to receive PhotoLoft Stock in accordance with Section 2.1, without interest thereon, less any Escrow Shares required to be set aside with respect to such Dissenting Shares (that lose their status as such) pursuant to ARTICLE X.

          (c) EVG shall give PhotoLoft (i) prompt notice of any written demands for appraisal of any shares of EVG Stock, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by EVG which relate to any such demand for appraisal; and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the CGCL. EVG shall not, except with the prior written consent of PhotoLoft, voluntarily make any payment with respect to any demands for appraisal of EVG Stock or offer to settle or settle any such demands.

     2.5     Surrender of EVG Stock Certificates and Delivery of PhotoLoft Stock
             -------------------------------------------------------------------
Certificates.
------------

          (a)     Exchange  Agent.  PhotoLoft  shall  act  as  the  exchange and
                  ---------------
paying  agent  (the  "Exchange  Agent")  in  the  Merger.

          (b)     PhotoLoft  to  Provide  Merger  Shares.  Promptly  after  the
                  --------------------------------------
Effective Time, PhotoLoft shall make available to the holders of EVG Stock for exchange in accordance with this ARTICLE II, through such reasonable procedures as PhotoLoft may adopt, the Merger Shares issuable at the Effective Time, less such number of shares of the PhotoLoft Common Stock as shall be deposited into the Escrow Fund (as defined in Section 10.1 below) pursuant to the requirements of ARTICLE X of this Agreement and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(e).

          (c)     Distributions  With  Respect  to  Unexchanged  Shares.  No
                  -----------------------------------------------------
dividends or other distributions declared or made after the date of this Agreement with respect to PhotoLoft Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate, which immediately prior to the Effective Time represented outstanding shares of EVG Stock (the "Certificate"), with respect to the shares of PhotoLoft Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing shares of PhotoLoft Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time payable with respect to such shares of PhotoLoft Stock.

          (d)     No  Liability.  Notwithstanding  anything  to  the contrary in
                  -------------
this Agreement, none of PhotoLoft, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of PhotoLoft Stock or EVG Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.6     No Further Ownership Rights in EVG Stock.  All Merger Shares issued
             ----------------------------------------
upon the surrender for exchange of shares of EVG Stock in accordance with the terms of Section 2.1 hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of EVG Stock and there shall be no further registration of transfers on the records of EVG of shares of EVG Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

     2.7     Lost,  Stolen  or  Destroyed  Certificates.  In  the  event  any
             ------------------------------------------
Certificates evidencing shares of EVG Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of PhotoLoft Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.1; provided, that PhotoLoft may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to indemnify PhotoLoft against any loss or cost incurred by or claim that may be made against PhotoLoft, the Surviving Corporation, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.8     Escrow  Agreement.  At the Effective Time, pursuant to the terms of
             -----------------
an Escrow Agreement to be entered into pursuant to Sections 7.10 and 8.4 hereof, PhotoLoft will, on behalf of the Shareholders, deposit into escrow certificates representing the number of Merger Shares equal in value (based on the Average Price of the shares) to fifteen percent (15%) of the Total Consideration (the "Escrow Shares"). For purposes of this Agreement, "Total Consideration" shall mean the sum of (i) the value of the Merger Shares (based on the Average Price of the shares), (ii) the MFA Payment, and (iii) the full amount of any and all liabilities for borrowed money and capital lease obligations and all long-term liabilities (shown or required to be shown on EVG's financial statements under generally accepted accounting principles in the United States) of EVG, up to $690,000, existing as of the Closing Date (which includes the outstanding amounts under the CNB Lines of Credit), to be assumed by PhotoLoft or the Surviving Corporation in connection with the Merger (the "Assumed Liabilities"). The Escrow Shares will be held in escrow on behalf of the Shareholders, on a pro rata basis in accordance with each Shareholder's percentage ownership of EVG Stock (relative to the other Shareholders) immediately prior to the Effective Time. The Escrow Shares shall be held as security for the indemnification obligation under ARTICLE X hereof. All fees and expenses related to the administration of the Escrow Fund, including, without limitation, the fees and expenses of the Escrow Agent (as defined in Section 10.1 below), shall be paid by PhotoLoft.

     2.9     Legends.  In  addition  to any other legend that may be required by
             -------
federal or state securities laws, each certificate for the Merger Shares issued hereunder shall bear a legend in substantially the following form:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR (B) UNLESS TRANSFERRED PURSUANT TO RULE 144 OF THE ACT OR PURSUANT TO ANOTHER EXEMPTION FROM THE ACT AND ASSURANCES, WHICH MAY BE REQUIRED BY THE CORPORATION, ARE PROVIDED TO THE CORPORATION, SATISFACTORY IN FORM AND CONTENT TO THE CORPORATION OR ITS COUNSEL, STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                            EVG AND THE SHAREHOLDERS

     Except as disclosed in the EVG Disclosure Schedule attached hereto (the "EVG Disclosure Schedule"), EVG and each of the Shareholders, jointly and severally, represent and warrant to PhotoLoft and Merger Sub as set forth below. The EVG Disclosure Schedule shall be arranged in sections corresponding to the specific numbered and lettered section contained in this Agreement that it relates to. Applicable information so disclosed with specificity on the EVG Disclosure Schedule shall be deemed to be disclosed under and incorporated into any other section of this ARTICLE III relating to the same subject matter with the understanding that EVG shall use its reasonable best efforts to include such information or provide cross-references in the EVG Disclosure Schedule wherever information is called for under more than one section of this ARTICLE III. Notwithstanding the foregoing, the mere listing by name and date of a contract, agreement or other document or the mere attachment of an agreement or other document by EVG on or to the EVG Disclosure Schedule shall not be deemed an exception to any section of this Agreement unless a specific reference and disclosure is included in the EVG Disclosure Schedule to the particular provision in such agreement or document that gives rise to the exception to any section of this Agreement.

     As used in this ARTICLE III, the words "know", "knowledge", "believe", or any similar expression or phrase with respect to EVG's or the Shareholders' knowledge shall mean knowledge that the executive officers and directors of EVG (including Marco, Roessler and Wenner) or the Shareholders actually have or should have based on reasonable inquiry and diligence.

     EVG further acknowledges that pursuant to the merger with and into EVG of Advanced Media Products, Inc. ("AMP") effected in November 2000, all representations and warranties with respect to EVG in this ARTICLE III shall also be construed to include AMP.

     3.1     Corporate  Existence,  Good  Standing  and  Authority.  EVG  is  a
             -----------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. EVG has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it, and has no operations or employees and conducts no business outside of the states or countries listed in Section 3.1 of the EVG Disclosure Schedule. EVG is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have, or reasonably could be expected to have, a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of EVG (a "Material Adverse Effect") or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. EVG has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby. All corporate or other action on the part of EVG and its respective directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith by EVG and the Shareholders, and the performance of the respective obligations of EVG and the Shareholders hereunder and thereunder has been taken or will be taken prior to the Closing Date. This Agreement and all agreements and other documents to be entered into in connection herewith have been or will be duly executed and delivered by EVG and the Shareholders and constitute legal, valid and binding obligations of EVG and each of the Shareholders, enforceable against EVG and each of the Shareholders in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.2     Capitalization.
             --------------

          (a) The authorized capital stock of EVG consists of 10,000,000 shares of Common Stock, no par value, of which 1,064 shares are issued and outstanding. All of the EVG Stock is owned, beneficially and of record, only by the shareholders listed in Section 3.2(a) of the EVG Disclosure Schedule, which lists the names, addresses and number of shares held. All of the issued and outstanding capital stock of EVG have been duly authorized, validly issued and is fully paid and nonassessable and, as of the Closing Date, will be issued in compliance with all federal and state securities laws (including, without limitation, any filing, notice, qualification or registration requirements with any federal or state authority). Other than as described in Section 3.2(a) of the EVG Disclosure Schedule, there are no options, warrants, calls, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights), written or oral, providing for the purchase, issuance, sale or pledge of any shares of EVG Stock or any securities convertible into or exchangeable for any shares of EVG Stock ("EVG Rights"). Section 3.2(a) of the EVG Disclosure Schedule also contains a schedule listing each holder of an EVG Right and the number of shares of EVG Stock into which such right is exercisable, convertible or exchangeable. Except as set forth in Section 3.2(a) of the EVG Disclosure Schedule, there are no obligations, contingent or otherwise, of EVG to repurchase, redeem or otherwise acquire any shares of EVG Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Section 3.2(a) of the EVG Disclosure Schedule will be updated immediately prior to Closing to reflect the conversion of all EVG Rights into EVG Stock.

          (b) Except as set forth in Section 3.2(b) of the EVG Disclosure Schedule, EVG is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional EVG equity or EVG Right. Except as provided in this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of EVG Stock.

     3.3     Subsidiaries.  Except  as  set  forth  in  Section  3.3  of the EVG
             ------------
Disclosure Schedule, EVG has never been a subsidiary of any other entity and does not currently own, nor has it ever owned, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity. EVG does not control, directly or indirectly, the management or policies of any other corporation, association, joint venture or other business entity.

     3.4     AMP  Merger.  The  merger  of  AMP  with  and  into  EVG  (the "AMP
             -----------
Merger"), completed November 22, 2000, was effected in accordance with all applicable laws and regulations, including, without limitation, federal, state and local laws and regulations, and in accordance with the Articles of Incorporation and Bylaws of AMP and EVG. EVG, AMP and Shareholders have filed or obtained all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any governmental entity required by EVG or AMP in connection with the AMP Merger. No consent, waiver or approval of any non-governmental third party is or was required to be obtained by AMP, EVG or the Shareholders for the consummation of the AMP Merger. The AMP Merger and EVG's, or the Surviving Corporation's, operation of the business of AMP following the consummation of the AMP Merger have not and will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of AMP, any material contracts or agreements, and any material permit, license, franchise, and each other material certificate or authorization required to conduct the business of AMP by any governmental or other authority having jurisdiction in any area where AMP provides products or services; (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of or permit the subordination of any right of AMP, EVG or Surviving Corporation; (iii) the creation or imposition of any lien, charge, interest, or encumbrance on any of the assets of EVG or the EVG Stock, other than those created or imposed pursuant to the assumption of the debts and liabilities of AMP by EVG in connection with the AMP Merger; or (iv) to the knowledge of EVG and the Shareholders, conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to AMP or EVG, their intellectual property rights, assets or the EVG Stock.

     3.5     Financial  Statements.  The  financial  statements which include an
             ---------------------
internally generated income statement and balance sheet at and for the 8-month period ended August 30, 2000 (unaudited) (the "Financial Statements") are attached to Section 3.5 of the EVG Disclosure Schedule. The internal books and records of EVG from which the Financial Statements were prepared do not contain any information which is false or misleading. The Financial Statements (i) were prepared in accordance with such books and records; and (ii) present fairly the financial position and results of operations of EVG at the dates and for the periods reflected therein. The reserves set forth in the Financial Statements are adequate for EVG's business in light of the contingencies with respect to which they were established.

     3.6     Projections.  All  projections,  whether  financial  or  otherwise
             -----------
related to EVG's business as currently conducted or proposed, and all other information based on such projections, provided to PhotoLoft or its agents by EVG and the Shareholders were prepared in good faith. However, such projections and information shall not be construed as a guarantee of any particular results. To the knowledge of EVG and the Shareholders, such projections do not contain any information which is false or misleading.

     3.7     Absence  of  Certain Changes.  Since August 30, 2000, except as set
             ----------------------------
forth in Section 3.7 of the EVG Disclosure Schedule and except for the events and transactions expressly contemplated by this Agreement, there has not been with respect to EVG:

          (a)     Any  Material  Adverse  Effect;

          (b) The entering into of any Contract, material commitment or transaction or the incurrence of any liabilities outside the ordinary course of business consistent with past practice;

          (c) Any material increase in the compensation paid or payable by EVG to any of its officers, directors, employees, agents, consultants or shareholders;

          (d) Any declaration, setting aside or payment of dividends or distributions with respect to EVG Stock, or any split-up or other recapitalization with respect to EVG Stock or any direct or indirect redemption, purchase or other acquisition of any such capital stock, or any agreement to do any of the foregoing;

          (e) Any indebtedness incurred by EVG exceeding $25,000, individually or in the aggregate;

          (f) Any loan made or agreed to be made by EVG, nor has EVG become liable or agreed to become liable as a guarantor with respect to any loan;

          (g)     Any  amendment  to  EVG's Articles of Incorporation or Bylaws;

          (h) Any change in the accounting methods, practices or policies followed by EVG, whether for general financial or tax purposes, from those in effect from inception;

          (i) Other than in the ordinary course of its business, any sale, assignment, transfer or licensing of any patents, trademarks, copyrights, trade secrets or other proprietary or intangible assets of EVG;

          (j) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on (except for liens for taxes not yet due), any material property or asset, tangible or intangible, of EVG or any agreement to do any of the foregoing, other than acquisitions of inventory, or licenses of products, in the ordinary course of business consistent with past practice;

          (k) Any capital expenditures or commitments for additions to property, plant or equipment of EVG constituting capital assets in an amount exceeding $25,000 individually or $50,000 in the aggregate;

          (l) Any payment, discharge or satisfaction, in an amount in excess of $25,000 in any one case or $50,000 in the aggregate, of any claim, liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements and other than liabilities incurred in the ordinary course of business since August 30, 2000;

          (m) Any failure to pay or otherwise satisfy any liabilities presently due and payable of EVG except such liabilities which are being contested in good faith by appropriate means or proceedings or which are immaterial in amount;

          (n) Any issuance of shares of EVG Stock or any options, warrants, or other rights to purchase shares of EVG Stock;

          (o) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which EVG was or is a party; (ii) any material certificate, license or other authorization required for the continued operation by EVG of any portion of any of its business; or
(iii)  any  customer  or  other  material  revenue  source;

          (p) Any resignation or termination of any key officer, employee or consultant of EVG; and any impending or threatened resignation or termination of employment of any such officer, employee or consultant;

          (q) The entering into of any transaction with any officer, director or shareholder of EVG, other than pursuant to any Contract disclosed pursuant to Section 3.15 of the EVG Disclosure Schedule;

          (r) Any change in any material election with respect to taxes, adoption or change in any accounting method with respect to taxes, the entering into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, any settlement or compromise of any claim or assessment with respect to taxes, or any consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to taxes with any taxing authority or otherwise;

          (s) The commencement of any legal or administrative action or proceeding by EVG or the commencement of any legal or administrative action or proceeding against EVG of which EVG has knowledge;

          (t) Any agreement or commitment by EVG to do any of the things described in this Section 3.7; or

          (u) Any fact or circumstance that would reasonably be expected to cause the reserves set forth in the Financial Statements to be inadequate.

     3.8     Properties.  Except  as listed in Section 3.8 of the EVG Disclosure
             ----------
Schedule, EVG does not own or hold title to any real property. With respect to the property and assets it leases, EVG is in compliance with such leases and holds a valid leasehold interest in such property and assets free of any liens, claims or encumbrances of any kind whatsoever (except for liens for taxes not yet due). There is set forth in Section 3.8 of the EVG Disclosure Schedule: (i) a list of all leases or rental contracts under which EVG is a lessee, lessor, sublessee or sublessor and (ii) a list of all equipment used by EVG in the operation of its business which is owned or leased by EVG and which had an original cost of $25,000 or more. EVG has beneficial ownership of and good and marketable title to, or sufficient rights to use for the purposes of the business of EVG, all properties and assets used in its operations or necessary for the conduct of its business, and except as set forth in Section 3.8 of the EVG Disclosure Schedule, the properties and assets owned by EVG are subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by EVG in the operation of its business is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used. Except as set forth in Section 3.8 of the EVG Disclosure Schedule, all improvements on leased property used by EVG in the operation of its business and the current use thereof are in accordance with all applicable laws and the agreements under which such improvements are leased. The value of any fixed asset used by EVG in the operation of its business has not been written up or down.

     3.9     Accounts  Receivable.  Section  3.9  of the EVG Disclosure Schedule
             --------------------
contains (i) a complete and accurate list of the accounts and notes receivable in excess of $1,000 of EVG as of the date of this Agreement (which section will be updated immediately prior to Closing); and (ii) a complete and accurate schedule showing the aging of such accounts and notes receivable. Such accounts and notes receivables arose in bona-fide, arms length transactions in the normal course of EVG's business and such accounts and notes receivable (A) are and will be at the Closing valid and binding obligations of the account debtors without counterclaims, set offs or other defenses thereto and (B) are (except to the extent of the reserves thereon as set forth in the Financial Statements) collectible in the ordinary course of business. The reserves for bad debt or uncollectible receivables set forth in the Financial Statements is sufficient to cover all such uncollectible amounts.

     3.10     Indebtedness.  Section  3.10  of  the  EVG  Disclosure  Schedule
              ------------
contains a complete list of each and every agreement or other instrument under or pursuant to which EVG has outstanding indebtedness for borrowed money. EVG has furnished PhotoLoft with true and correct copies of each such agreement and instrument, including all amendments with respect thereto through the date of this Agreement. EVG is not in default under any such agreement or instrument and, to the knowledge of EVG and the Shareholders, no other party to any such agreement or instrument is in default under any such agreement or instrument.

     3.11     Litigation.  No  litigation,  arbitration  or  other  judicial  or
              ----------
regulatory proceeding is pending or, to the knowledge of EVG and the Shareholders, threatened by or against EVG, its properties or assets, the EVG Stock or the officers or directors of EVG (in their capacity as such) before any court or any government agency, foreign or domestic, and no facts exist which may form the basis for any such litigation, arbitration or proceeding. EVG is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business by any governmental authority or any other person, and no facts exist which may form the basis for any such investigation. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against EVG, its properties, intellectual property rights or assets or the EVG Stock.

     3.12     No  Breach.  The  execution and delivery of this Agreement and the
              ----------
other agreements to be entered into in connection herewith, the consummation of the transactions contemplated by this Agreement and such other agreements, and PhotoLoft's or the Surviving Corporation's operation of the business of EVG following the Closing in a manner consistent with the conduct of such operations prior to the Closing will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of EVG, any Contracts (as defined in Section 3.15) and, except as set forth in Section 3.12 of the EVG Disclosure Schedule, any Permits (as defined in Section 3.15); (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of or permit the subordination of any right of EVG; (iii) the creation or imposition of any lien, charge, interest, or encumbrance on any of the assets of EVG or the EVG Stock; or (iv) to the knowledge of EVG and the Shareholders, conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to EVG, its intellectual property rights, assets or the EVG Stock.

     3.13     Employees  and  Employee  Benefit  Plans.
              ----------------------------------------

          (a) Section 3.13 of the EVG Disclosure Schedule contains a list of each labor and employment agreement to which EVG is a party or by which it is bound and each employee benefit program, arrangement, contract, and plan (including, without limitation, any consulting agreement providing for annual compensation in excess of $25,000, any severance, deferred compensation, bonus, stock option, stock purchase, phantom stock, and stock appreciation plan or agreement, and any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) currently maintained or contributed to by EVG or any EVG subsidiary or other trade or business (whether or not incorporated) treated as a single employer with EVG pursuant to
Section 414(b), (c), (m) or (o) of the Code (an "EVG ERISA Affiliate") or with respect to which EVG or any EVG ERISA Affiliate could incur liability under
Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code (the "EVG Benefit Plans").

          (b) With respect to each EVG Benefit Plan, EVG has delivered or made available to PhotoLoft a true, complete and correct copy of (i) such EVG Benefit Plan document(s) and the most recent summary plan description related to such EVG Benefit Plan, if a summary plan description is required therefor; (ii) each trust agreement or other funding arrangement relating to such EVG Benefit Plan; (iii) the most recent annual report (Form 5500), filed with the Internal Revenue Service ("IRS") with respect to such EVG Benefit Plan; (iv) the most recent actuarial report or financial statement relating to such EVG Benefit Plan; (v) the most recent actual deferral percentage test and actual contribution percentage test; and (vi) the most recent determination letter issued by the IRS with respect to such EVG Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither EVG nor any EVG Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any EVG Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (c) Each EVG Benefit Plan has been administered in all material respects in accordance with its terms, and all contributions required to be made under the terms of any of the EVG Benefit Plans on the date of this Agreement and the Closing Date have been or will be timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the EVG Benefit Plans prior to the date of this Agreement. With respect to the EVG Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which EVG or any EVG ERISA Affiliate could be subject to any liability under the terms of such EVG Benefit Plans, ERISA, the Code or any other applicable law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EVG or the Surviving Corporation.

          (d)     EVG  on  behalf  of itself and all of the EVG ERISA Affiliates hereby represents that, except in those instances where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EVG or the Surviving
Corporation:  (i)  each EVG Benefit Plan which is intended to be qualified under
Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code, including, without limitation, its qualification under the Tax Reform Act of 1986, and each trust established in connection with any EVG Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such EVG
Benefit Plan or the exempt status of any such trust; (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any EVG Benefit Plan; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any EVG Benefit Plan subject to Title IV of ERISA; (iv) no EVG Benefit Plan had an accumulated funding deficiency (within the meaning of
Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such EVG Benefit Plan; (v) none of the assets of EVG or any EVG ERISA Affiliate is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no EVG Benefit Plan which is subject to Title IV of ERISA has an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); and (vi) each EVG Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than ordinary administrative expenses typically incurred in a termination event). No suit, administrative proceeding, action or other litigation has been brought, or is threatened, against or with respect to any such EVG Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

          (e) No payment or benefit which will be made by EVG or any EVG ERISA Affiliate under any EVG Benefit Plan will constitute an excess parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of EVG or any EVG ERISA Affiliate to severance benefits or any other payment, except as expressly provided by this Agreement; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

          (f) Except as required by law, no EVG Benefit Plan provides any of the following retiree benefits to any person: medical, disability or life insurance benefits. EVG and the EVG ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder; and
(ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder, except to the extent that such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EVG or the Surviving Corporation.

          (g) EVG is not a party to any collective bargaining or other labor union contract applicable to persons employed by EVG and no collective bargaining agreement is being negotiated by EVG. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against EVG pending or, to the knowledge of EVG and the Shareholders, threatened which may interfere with the respective business activities of EVG, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on EVG or the Surviving Corporation. As of the date of this Agreement, none of EVG or any of its respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of EVG, and there is no charge or complaint against EVG by the National Labor Relations Board or any comparable governmental entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on EVG or the Surviving Corporation.

          (h) EVG is not involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of employees of EVG, nor has any such unit or group notified EVG of an intention to commence any organizational activities among the employees of EVG. Section 3.13 of the EVG Disclosure Schedule contains a list of (i) each collective bargaining agreement and other labor agreement to which EVG is a party or by which it is bound.

          (i) The consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or other service provider of EVG to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus) except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting of any such benefits, or (C) increase or accelerate any benefits or the amount of compensation due any such employee or service provider

     3.14     Insurance.  There  is  set  forth  in  Section  3.14  of  the  EVG
              ---------
Disclosure Schedule a complete and accurate list and summary of all policies of insurance of any nature whatsoever maintained by EVG pertaining to the business of EVG, showing, among other things, the amount of coverage, the company issuing the policy, the expiration date of each policy and the amount of any premiums thereunder which are due and payable. Such policies are in full force and effect and such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously since inception. True and correct copies of all current insurance policies of EVG have been made available to PhotoLoft for inspection. EVG is not in default under any of such policies, and EVG has not failed to give any notice or to present any claim under any such policy in a due and timely fashion. To their knowledge, EVG and the Shareholders are not aware of any facts concerning EVG or its business, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies and all such insurance policies can be maintained in full force and effect without substantial increase in premium or reducing the coverage thereof following the Closing. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

     3.15     Contracts  and  Permits.
              -----------------------

          (a) There is set forth in Section 3.15(a) of the EVG Disclosure Schedule a complete and accurate list of:

               (i) Each agreement, contract or commitment, whether written or oral, between EVG and any party to whom EVG provides products or services, which involved payments to EVG of more than $25,000 during any 12-month period or can reasonably be expected to involve payments to EVG of more than $25,000 during any 12-month period;

               (ii) Each agreement, contract or commitment (except for real property leases, equipment lease contracts, evidence of indebtedness and insurance contracts), whether written or oral, between EVG and any party to whom EVG is obligated or can reasonably be expected to be obligated to pay more than $25,000 for or over any 12-month period;

               (iii) Each agreement, contract or commitment for the license of any patent, copyright, trade secret, know-how, idea, technology process, or other proprietary right of EVG or of any third party to which EVG is a party;

               (iv) Each material permit, license, franchise, and each other material certificate or authorization required to conduct the business of EVG by any governmental or other authority having jurisdiction in any area where EVG provides products or services (a "Permit" or "Permits"); EVG has provided, or prior to the Closing will provide, PhotoLoft with true, correct and complete copies of each Permit.

               (v) Each agreement, contract or commitment containing any covenant limiting the freedom of EVG or, after reasonable inquiry of such persons, any EVG employee or consultant to engage in any line of business or compete, directly or indirectly, with any person;

               (vi) Each marketing, development, OEM or other strategic distribution agreement;

               (vii) Each agreement, contract or commitment of indemnification or guaranty;

               (viii) Each agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

               (ix) Each agreement, contract or commitment with any employee or consultant related to (A) non-disclosure, confidentiality, assignment of inventions or proprietary rights and non-competition ("Inventions and Non-Disclosure Agreement") or (B) severance payments that become payable in connection with or following the Merger.

          (b) The contracts and agreements which are required to be identified in Section 3.15(a) of the EVG Disclosure Schedule are referred to herein as the "Contracts." True and complete copies of each written Contract and true and complete written summaries of each oral Contract have been delivered to PhotoLoft by EVG. Except as set forth in Section 3.15(b) of the EVG Disclosure Schedule:

               (i) Each of the Contracts is a valid, binding and enforceable agreement of EVG and, to the knowledge of EVG and the Shareholders, the other parties thereto;

               (ii) EVG and the Shareholders have no reason to believe that EVG will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof, and EVG has not been notified by any governmental or other party that such parties intend to cancel, terminate or modify any of such Contracts or the basis upon which EVG is paid thereunder, and EVG and the Shareholders do not know of any valid grounds for any such cancellation, termination or modification;

               (iii) There has not occurred any default (or event which upon the provision of notice or lapse of time or both would become such a default) under any of the Contracts on the part of EVG;

               (iv) The Contracts are all of the agreements, contracts and commitments that are material to EVG and necessary for the operation of its business;

               (v) The Permits are the only governmental and other permits, licenses, franchises, and other certificates and authorizations that are required for and are material to the operation of the business of EVG;

               (vi) Except as set forth in Section 3.15(b) of the EVG Disclosure Schedule, the Permits are, and as of the Closing will be, in full force and effect and the continuing validity and effectiveness of such Permits will not be affected by the transactions contemplated by this Agreement;

               (vii) EVG is in compliance in all respects with all conditions or requirements of the Permits, and EVG has not been notified by any governmental or licensing authority that such parties intend to cancel, terminate or modify any of such Permits, and EVG and the Shareholders know of no valid grounds for any such cancellation, termination or modification; and

               (viii) EVG is not contractually liable, nor has it made any contract or arrangement whereby it may become liable, to any person or entity for any royalty or other consideration for use of any of the Intellectual Property Rights.

     3.16     Charter  Documents.  EVG  has  provided  to  PhotoLoft  for  its
              ------------------
examination (i) true and complete copies of the Articles of Incorporation and Bylaws of EVG, both as amended to the date hereof; (ii) the minute books of EVG containing all proceedings, consents, actions and meetings of the shareholders and board of directors of EVG; and (iii) the stock transfer books of EVG setting forth all transfers of EVG Stock since its inception.

     3.17     Directors,  Officers  and  Employees.  Section  3.17  of  the  EVG
              ------------------------------------
Disclosure Schedule sets forth a true and complete list of the names and current salaries of all employees and consultants of EVG who earned $50,000 or more, or who will, at their present salaries, earn $50,000 or more for the fiscal year ending December 31, 2000.

     3.18     Powers  of  Attorney;  Bank  Accounts.  Section  3.18  of  the EVG
              -------------------------------------
Disclosure Schedule lists (i) the names and addresses of all persons holding a power of attorney on behalf of EVG; and (ii) the names and addresses of all banks or other financial institutions in which EVG has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

     3.19     Environmental  Matters.  EVG and the Shareholders are not aware of
              ----------------------
any facts, events, or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which give rise to any present or potential liability (including with respect to past activities) under, or interfere with or prevent continued compliance by EVG with, any federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions.

     3.20     Affiliate  Relationships.  Except  as set forth in Section 3.20 of
              ------------------------
the EVG Disclosure Schedule, no officer, director or shareholder of EVG (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an interest in any entity that purchases from or sells or furnishes to EVG, or proposes to purchase from or furnish or sell, any material amount of products or services; or (ii) a beneficial interest in any contract or commitment set forth in the EVG Disclosure Schedule; provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.20.

     3.21     No  Termination  of  Business Relationship.  None of the entities,
              ------------------------------------------
governmental or otherwise, with which EVG has a material business relationship has given notice, orally or by written communication, of any intention to cancel or otherwise terminate a business relationship with EVG and EVG does not have any knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a business relationship.

     3.22     Compliance  with  Law,  Governmental  Consent.  The  business  and
              ---------------------------------------------
operations of EVG have been and are being conducted in all material respects in compliance with all laws, rules, regulations and licensing requirements thereto, including, without limitation, federal, state and local laws and regulations affecting the protection of consumers and the health and safety of employees and equal employment opportunities. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by EVG in connection with the execution and delivery of this Agreement or the consummation by EVG of the transactions contemplated hereby, except for
(i) the filing of the Agreement of Merger or any other appropriate documentation with the California Secretary of State and appropriate documents with the relevant authorities of other states in which EVG is qualified to do business;
(ii) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the distribution of PhotoLoft Stock pursuant to the Merger; and
(iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required, which if not obtained or made would not have a Material Adverse Effect on EVG.

     3.23     Consents of Non-Governmental Third Parties; Third Party Interests.
              -----------------------------------------------------------------
No consent, waiver or approval of any non-governmental third party is required to be obtained by EVG or the Shareholders for the consummation by EVG of the transactions contemplated hereby. EVG and the Shareholders are not bound by any oral or written agreement with any third party to sell EVG or any interest therein, including by way of merger, asset sale or otherwise.

     3.24     Patents,  Trademarks,  etc.
              --------------------------

          (a) Except as set forth in Section 3.24(a) of the EVG Disclosure Schedule, EVG owns exclusively or has the exclusive right, or prior to the Closing Date will own exclusively or have the exclusive right to use, free and clear of all liens, charges, claims and restrictions, all technology, software, software tools, patents, trade secrets, trademarks, service marks, trade names, copyrights, licenses, domain names and other intangible rights and proprietary information necessary for its business as now conducted or currently proposed to be conducted ("Intellectual Property Rights"), and is not infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, including, but not limited to, any right or claimed right of any of Roessler's former employers. Without limiting the generality of the foregoing, EVG further represents that it owns exclusively or has the exclusive right, or prior to the Closing Date will own exclusively or have the exclusive right to use, free and clear of all liens, charges, claims and restrictions, all technology, software, software tools, patents, trade secrets, trademarks, service marks, trade names, copyrights, licenses, domain names and other intangible rights and proprietary information necessary for the manufacture and sale of Xtremegamut papers, inks and other consumables and is not infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to the foregoing. Section 3.24(a) of the EVG Disclosure Schedule identifies each patent, trademark registration, service mark registration and copyright registration with respect to the Intellectual Property Rights, or application for any of the foregoing, which is owned or licensed by EVG, has been issued to EVG or has been submitted by EVG for issuance and lists the application and registration number, date of application, date of registration, names of all assignors and registered owners and the country of filing for each such right, if applicable. To the knowledge of EVG and the Shareholders, (i) all applications for registration of such Intellectual Property Rights were true and accurate at the time of filing; and (ii) all fees to maintain such Intellectual Property Rights including, without limitation, registration, maintenance and prosecution fees, and all professional fees incurred in connection therewith, have been paid. The Intellectual Property Rights constitute all the intellectual property used in and/or necessary to the conduct of EVG's business as it is currently conducted and all intellectual property required for products under development by EVG as of the date hereof.
Section 3.24(a) of the EVG Disclosure Schedule includes a list of all Intellectual Property Rights.

          (b) EVG has taken all actions that are customary and reasonable in the industry to protect the confidentiality of all trade secrets and confidential information (including, without limitation, know-how, specifications, financial and business and marketing plans) comprising the Intellectual Property Rights, and has not disclosed any trade secrets or other intellectual property whose value is contingent upon confidentiality without securing an appropriate confidentiality agreement. Except as disclosed in
Section 3.24(b) of the EVG Disclosure Schedule, all former and current employees of EVG and former and current consultants and contractors performing services for or on behalf of EVG have entered into a written agreement assigning to EVG all right, title and interest in and to proprietary information, inventions and other work product developed, conceived or reduced to practice during their employment or, in the case of consultants and contractors, performance of services for or on behalf of EVG. Each such agreement contains a requirement for such other party to sign documents reasonably requested by EVG to perfect such assignments, and true and complete copies of each such agreement have been provided to PhotoLoft. Except as listed in Section 3.24(b) of the EVG Disclosure Schedule, each person formerly or presently employed by EVG has executed an Inventions and Non-Disclosure Agreement in EVG's standard form, a true and complete copy of which has been provided to PhotoLoft. Such agreements constitute valid and binding obligations of EVG and, to the knowledge of EVG and Shareholders, such other persons.

          (c) Except as set forth in Section 3.24(c) of the EVG Disclosure Schedule, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property Rights held by any third party, nor is EVG bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To the knowledge of EVG and the Shareholders, no person or entity has interfered with, infringed upon, misappropriated or violated any rights in or to the Intellectual Property Rights. Neither EVG nor any of the Shareholders has received any communications alleging that EVG has violated or, by conducting its business as proposed, would violate any patent, trademark, service mark, trade name, copyright, trade secret or other proprietary right of any other person or entity, nor is EVG or any of the Shareholders aware of any factual basis upon which such a claim can reasonably be asserted.

          (d) There are no contracts or licenses between EVG and any other person with respect to the Intellectual Property Rights under which there is any dispute known to EVG regarding the scope of such contract or license, or performance under such contract or license, including with respect to any payments to be made or received by EVG thereunder. There are no royalties or other payment obligations associated with EVG's use of the Intellectual Property Rights that have not been disclosed and EVG is current in all payments therefor.

          (e) Except as set forth in Section 3.24(d) of the EVG Disclosure Schedule, no EVG employee is obligated under any fiduciary duty or any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of EVG and the Surviving Corporation or that would conflict with EVG's business or the business of the Surviving Corporation as presently conducted or conducted in a manner consistent with the conduct of such business and operations prior to the Closing. Neither the execution nor delivery of this Agreement, nor the carrying on of EVG's business by the employees of EVG, nor the conduct of EVG's business by EVG or the Surviving Corporation in a manner consistent with the conduct of such business and operations prior to the Closing, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or a violation of any fiduciary duty or any contract, covenant or instrument under which EVG or any of such employees is now obligated. EVG and the Shareholders do not believe it is or will be necessary to utilize in the business of EVG or the Surviving Corporation any inventions of any EVG employees (or people it currently intends to hire) made prior to their employment by EVG. No shareholder of EVG has any right, title or interest, individually or jointly with EVG or any other party, in or to the Intellectual Property Rights.

          (f) Section 3.24(f) of the EVG Disclosure Schedule lists all contracts, licenses and agreements between EVG and any other person wherein or whereby EVG has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by EVG or such other person of the intellectual property of any person other than EVG.

          (g) No Intellectual Property Rights or product, technology or service of EVG is subject to any order, action or proceeding, or pending order, action or proceeding, or, to the knowledge of EVG and the Shareholders, threatened order, action or proceeding, that does or would restrict, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Intellectual Property Rights by EVG or the Surviving Corporation or that could reasonably be expected to affect the validity, use or enforceability of such Intellectual Property Rights.

          (h) The principal products of EVG are listed in Section 3.24(h) of the EVG Disclosure Schedule.

     3.25     Employees.  To  the  knowledge  of  EVG  and  the Shareholders, no
              ---------
employee of EVG is in violation of any term of any employment contract, or any other contract, agreement or commitment or of any fiduciary duty, relating to the relationship of any such employee with EVG or any other party because of the nature of the business conducted or to be conducted by EVG.

     3.26     Brokers  or  Finders.  Except  as set forth in Section 3.26 of the
              --------------------
EVG Disclosure Schedule, EVG has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.27     Taxes.
              -----

          (a) All tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) (collectively, the "Tax Returns") required to be filed with any taxing authority with respect to any taxable period ending on or before the Effective Time, by or on behalf of EVG, and any member of any consolidated, combined or unitary group of which EVG is or has been a member (a "Relevant Group"), have been or will be filed when due (including any extensions of such due date) and all amounts shown due thereon on or before the Effective Time have been or will be paid on or before such date. The Financial Statements have fully accrued all material actual and contingent liabilities for taxes with respect to all periods through August 31, 2000, and EVG has not and will not incur any tax liability in excess of the amount reflected on the Financial Statements with respect to such periods. All information set forth in the notes to the Financial Statements relating to tax matters is true, complete and accurate in all material respects. No tax liability has been incurred or accrued since August 31, 2000 by EVG other than in the ordinary course of business. EVG has withheld and paid over all taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. EVG (or any member of any affiliated or combined group of which EVG is or has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns.

          (b) All such Tax Returns are or will be true, complete and correct in all material respects. All taxes due and payable by EVG or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any taxing authority, have been paid or accrued on the balance sheet included in the Financial Statements, except for unpaid accruable taxes incurred by EVG in the ordinary course of its business since August 31, 2000.

          (c) Except in the ordinary course of its business, EVG will not incur any liability for material taxes after the date of this Agreement and prior to the Closing.

          (d) No claim has ever been made by a taxing authority of any jurisdiction in which EVG or any member of a Relevant Group does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction.

          (e) EVG and all members of a Relevant Group have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

          (f) Neither EVG nor any member of a Relevant Group has knowledge of any actions by any taxing authority in connection with assessing additional taxes against or with respect to it for any past period. There is no dispute or claim concerning any tax liability of EVG or any member of a Relevant Group either (i) threatened, claimed or raised by any taxing authority or (ii) of which EVG is otherwise aware. There are no liens for taxes upon the assets and properties of EVG or any member of a Relevant Group other than liens for taxes not yet due. EVG has delivered to PhotoLoft complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all tax examination reports and statements of deficiencies assessed against or agreed to by, EVG since EVG's inception.

          (g) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, EVG or with respect to any tax assessment or deficiency affecting EVG or any member of a Relevant Group.

          (h) For purposes of this Agreement, "taxes" shall include any interest, penalty or other additional amount imposed with respect to any tax liability.

     3.28     No  Undisclosed  Liabilities.  Except  for liabilities incurred in
              ----------------------------
the ordinary course of its business, EVG does not have, and as of the Effective Time will not have, any debts or, to the knowledge of EVG and the Shareholders, any liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) matured or unmatured (such debts, liabilities, obligations or commitments are collectively referred to herein as "EVG Liabilities") except (i) EVG Liabilities which are adequately reflected or fully accrued or provided for in the Financial Statements; and (ii) EVG Liabilities expressly disclosed in the EVG Disclosure Schedule.

     3.29     Change  of  Control  Payments.  Section 3.29 of the EVG Disclosure
              -----------------------------
Schedule sets forth the terms of all agreements, commitments, employment policies, plans or arrangements binding on EVG pursuant to which any amounts may become payable by EVG or the Surviving Corporation (whether currently or in the future) to current or former officers, directors or employees of EVG or others as a result of or in connection with the Merger, including any termination of employment relating to or within one year following the Merger.

     3.30     Workers'  Compensation.  To  the  knowledge  of  EVG  and  the
              ----------------------
Shareholders, there are no pending material claims against EVG under any workers' compensation plan or policy or for long-term disability.

     3.31     Warranty Obligations.  Section 3.31 of the EVG Disclosure Schedule
              --------------------
sets forth (a) a list of all forms of written warranties, guarantees and written warranty policies of EVG with respect to any of EVG's products and services, which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of EVG, threatened dispute and (c) the experience of EVG with respect to warranties, guarantees and warranty policies of or relating to EVG's products and services. True and correct copies of the Warranty Obligations have been delivered to PhotoLoft prior to the execution of this Agreement. There have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of EVG are not authorized to undertake obligations to any customer or other person in excess of such Warranty Obligations. The balance sheet included in the Financial Statement reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, or sold by EVG are operational and will conform substantially with published documentation and satisfy any and all contract or other specifications related thereto to the extent stated in writing in such contracts or specifications, in each case, in all material respects.

     3.32     EVG  Action.  The  Board of Directors of EVG, by unanimous written
              -----------
consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of EVG and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the CGCL, and (iii) directed that this Agreement and the Merger be submitted to its shareholders for their approval and resolved to recommend that EVG shareholders vote in favor of the approval of this Agreement and the Merger.

     3.33     Disclosure.  No  statement  (including  the  representations,
              ----------
warranties and covenants) by EVG and the Shareholders contained in this Agreement, the EVG Disclosure Schedule, the other agreements, documents to be entered into or filed in connection herewith, the exhibits and schedules attached hereto, any document furnished to PhotoLoft and its representatives by EVG and the Shareholders or their financial or legal advisors in response to due diligence requests from PhotoLoft or its representatives, and any officer-certified written statement or certificate furnished to PhotoLoft and its representatives by EVG and the Shareholders or their financial advisors pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF PHOTOLOFT AND MERGER SUB

     Except as disclosed in the PhotoLoft disclosure schedule attached hereto (the "PhotoLoft Disclosure Schedule"), PhotoLoft and Merger Sub, jointly and severally, represent and warrant to EVG and the Shareholders as set forth below. The PhotoLoft Disclosure Schedule shall be arranged in sections corresponding to the specific numbered and lettered Section contained in this Agreement. Applicable information so disclosed with specificity on the PhotoLoft Disclosure Schedule shall be deemed to be disclosed under and incorporated into any other section of this ARTICLE IV relating to the same subject matter with the understanding that PhotoLoft shall use its reasonable best efforts to include such information or provide cross-references in the PhotoLoft Disclosure Schedule wherever information is called for under more than one section of this
ARTICLE IV. Notwithstanding the foregoing, the mere listing by name and date of a contract, agreement or other document or the mere attachment of an agreement or other document by PhotoLoft on or to the PhotoLoft Disclosure Schedule shall not be deemed an exception to any section of this Agreement unless a specific reference and disclosure is included in the PhotoLoft Disclosure Schedule to the particular provision in such agreement or document that gives rise to the exception to any section of this Agreement.

     As used in this ARTICLE IV, the words "know", "knowledge", "believe", or any similar expression or phrase with respect to PhotoLoft's or Merger Sub's knowledge shall mean knowledge that the respective executive officers and directors of PhotoLoft or Merger Sub actually have or should have based on reasonable inquiry and diligence.

     4.1     Organization and Standing; Certificate of Incorporation and Bylaws.
             ------------------------------------------------------------------
PhotoLoft is a corporation duly organized and validly existing under and is in good standing under the laws of the State of Nevada. Merger Sub is a corporation duly organized and validly existing under and is in good standing under the laws of the State of California. Each of PhotoLoft and Merger Sub has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each of PhotoLoft and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of PhotoLoft and Merger Sub taken as a whole. Each of PhotoLoft and Merger Sub has furnished EVG with copies of its respective Articles of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date hereof. PhotoLoft and Merger Sub shall furnish EVG with amendments to their respective Articles of Incorporation and Bylaws, if any, from the date hereof to the Closing Date.

     4.2     Capitalization.  The authorized capital stock of PhotoLoft consists
             --------------
of 200,000,000 shares of Common Stock, par value $0.001 per share, of which 51,577,943 shares were issued and outstanding as of the date of this Agreement, and 500,000 shares of Preferred Stock, par value $0.001 per share, none of which are currently outstanding. The Merger Shares have been duly authorized, and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. Except as disclosed in Section 4.2 of the PhotoLoft Disclosure Schedule, as of September 30, 2000, there were no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of PhotoLoft Stock or any securities convertible into or exchangeable for any shares of PhotoLoft Stock, other than as contemplated by this Agreement.

     4.3     Authorization.  All  corporate  action  on  the  part  of  each  of
             -------------
PhotoLoft and Merger Sub, and their respective directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith by PhotoLoft and Merger Sub, and the performance of the respective obligations of PhotoLoft and Merger Sub hereunder and thereunder has been taken or will be taken prior to the Closing Date. This Agreement and all other agreements to be entered into in connection herewith have been duly executed and delivered and constitute the legal, valid and binding obligations of each of PhotoLoft and Merger Sub as the case may be, enforceable in accordance with their respective terms, except that such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.4     Compliance  with  Other Instruments.  The execution and delivery of
             -----------------------------------
this Agreement and all other agreements to be entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, decree, injunction or ordinance applicable to PhotoLoft or Merger Sub or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, under (i) any provision of the Bylaws or Articles of Incorporation of PhotoLoft or Merger Sub; or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which PhotoLoft or Merger Sub is a party or by which PhotoLoft or Merger Sub or their respective properties or assets may be bound or affected.

     4.5     Governmental  Consent,  Etc.  No  consent,  approval,  order  or
             ----------------------------
authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to PhotoLoft or Merger Sub in connection with the execution and delivery of this Agreement or the consummation by PhotoLoft and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger and any other appropriate documentation with the California Secretary of State; (ii) such consents, approvals, orders, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of PhotoLoft Stock pursuant to the Merger; and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on PhotoLoft or Merger Sub.

     4.6     PhotoLoft Financial Statements.  PhotoLoft has furnished EVG with a
             ------------------------------
true and complete copy of its financial statements at and for its fiscal year ended December 31, 1999 (audited) and an internally generated income statement and balance sheet at and for the 6-month period ended June 30, 2000 (unaudited) (the "PhotoLoft Interim Information"). Such financial statements (i) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented; and (ii) present fairly the financial position and results of operations of PhotoLoft at the dates and for the periods reflected therein. The PhotoLoft Interim Information fairly presents the financial position and results of operations of PhotoLoft at the dates and for the periods reflected therein.

     4.7     Litigation.  Except  as  disclosed  in Section 4.7 of the PhotoLoft
             ----------
Disclosure Schedule and as set forth in any reports or documents filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), no litigation, arbitration or other judicial or regulatory proceeding is pending or, to the knowledge of PhotoLoft, threatened by or against PhotoLoft, its properties or assets, the PhotoLoft Stock or the officers or directors of PhotoLoft (in their capacity as such) before any court or any government agency, foreign or domestic, and no facts exist which may form the basis for any such litigation, arbitration or proceeding. PhotoLoft is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business by any governmental authority or any other person, and no facts exist which may form the basis for any such investigation. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against PhotoLoft, its properties, intellectual property rights or assets or the PhotoLoft Stock.

     4.8     No Undisclosed Liabilities.  Except for liabilities incurred in the
             --------------------------
ordinary course of its business, PhotoLoft does not have, and as of the Effective Time will not have, any debts or, to the knowledge of PhotoLoft, any liabilities, obligations or commitments (absolute, accrued, contingent or otherwise) matured or unmatured (such debts, liabilities, obligations or commitments are collectively referred to herein as "PhotoLoft Liabilities") except (i) PhotoLoft Liabilities which are adequately reflected or fully accrued or provided for in the PhotoLoft's financial statements and any interim financial information; and (ii) PhotoLoft Liabilities expressly disclosed in the PhotoLoft Disclosure Schedule or set forth in any reports or documents filed with the SEC pursuant to the 1934 Act.

     4.9     Registration  Rights.  Except  as  listed  in  Section  4.9  of the
             --------------------
PhotoLoft Disclosure Schedule and except as contemplated by this Agreement and related agreements, no shareholder of PhotoLoft has demand registration rights.

     4.10     Brokers  or  Finders.  Except  as set forth in Section 4.10 of the
              ---------------------
PhotoLoft Disclosure Schedule, PhotoLoft has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.11     PhotoLoft  Action.  The  Board  of  Directors  of  PhotoLoft,  by
              -----------------
unanimous written consent or at a meeting duly called and held, has by the affirmative vote of the directors approved the Merger and this Agreement.

                                    ARTICLE V
                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

     During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time (except as otherwise provided herein), the parties hereto agree that:

     5.1     Conduct of Business of EVG.  EVG shall carry on its business in the
             --------------------------
usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use best efforts to preserve intact its present business, keep available the services of its present officers and key employees and preserve its relationships with customers, vendors, licensors and licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. EVG shall promptly notify PhotoLoft of any event or occurrence not in the ordinary course of business of EVG, and any event of which EVG is aware which reasonably would be expected to have a Material Adverse Effect on EVG (even if the likelihood of such event has previously been disclosed or could result from any item set forth in the EVG Disclosure
Schedule). Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or disclosed in the EVG Disclosure
Schedule,  EVG  shall  not,  without  the  prior  written  consent of PhotoLoft:

          (a) Accelerate, amend or change the period of exercisability or the vesting schedule of any options, warrants or rights to purchase EVG Stock or authorize cash payments in exchange for any such options;

          (b) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding $25,000;

          (c) Grant any severance or termination pay to any director, officer, employee or consultant;

          (d) Transfer to any person or entity any rights to EVG's Intellectual Property Rights;

          (e) Enter into or amend any agreements pursuant to which any other party is granted marketing, advertising or other similar rights of any type or scope with respect to any products or services of EVG;

          (f) Amend or otherwise modify the material terms of any of the Contracts or Permits;

          (g) Commence a lawsuit other than for the routine collection of bills;

          (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) with respect to any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to EVG;

          (i) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating EVG to issue any such shares of capital stock or other convertible securities, other than upon the exercise of options outstanding on the date hereof;

          (j) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (k) Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of EVG taken as a whole;

          (l) Sell, lease, license or otherwise dispose of any of EVG's properties or assets outside of the ordinary course of business;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (n) Adopt, amend or terminate any employee benefit plans, programs, policies or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under EVG's normal employee review cycle, or in connection with the hiring of employees other than officers in the ordinary course of business, or accrue any additional bonuses or deferred compensation, in all cases consistent with past practice;

          (o) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (p) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of obligations in the ordinary course of business or liabilities reflected or reserved against in EVG's Financial Statements;

          (q) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any tax claim or assessment;

          (r) Engage in any activities or transactions that are outside the ordinary course of its business;

          (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (t) Waive or commit to waive any rights with a value in excess of $25,000, or forgive any indebtedness owed to EVG;

          (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which EVG directly or indirectly holds any interest on the date hereof;

          (w) Enter into any transactions with its officers, directors or shareholders or their affiliates;

          (x) Knowingly take any action or fail to take any action that would cause a Material Adverse Effect; or

          (y) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1 (a) through (x) above.

     5.2     Access  to  Information.  EVG  shall  afford  PhotoLoft  and  its
             -----------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of EVG's properties, books, contracts, commitments and records; and (ii) all other information concerning the business, properties and personnel of EVG as PhotoLoft may reasonably request. Without limiting the generality of the foregoing, EVG shall facilitate any contacts with EVG's customers that PhotoLoft may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. PhotoLoft shall provide similar access to EVG of its properties, books, contracts, commitments and records and other information concerning the business, properties and personnel of PhotoLoft as EVG may reasonably request. All information gained in such investigations will be kept confidential, except for such information required to be disclosed by court order or decree in compliance with applicable law or that is otherwise in the public domain. Notwithstanding the generality of the foregoing, the parties shall comply with the terms of the Non-Disclosure Agreement dated July 7, 2000 entered into by PhotoLoft and EVG.

     5.3     Other  Negotiations.  Unless  and  until  this Agreement shall have
             -------------------
been terminated pursuant to ARTICLE IX hereof, neither EVG nor any Shareholder will, directly or indirectly, (and it will use its best efforts to assure that its officers, directors, employees, affiliates and legal, accounting and financial advisors do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than negotiations with PhotoLoft) regarding any acquisition of EVG, any merger or consolidation with or involving EVG, or any acquisition of a portion of the stock or assets of EVG. EVG agrees that any negotiations referred to in this Section 5.3 (other than negotiations with PhotoLoft) in progress as of the date hereof will be suspended during the period referred to above and that, in no event, will EVG accept or enter into an agreement with any such third party regarding matters contemplated herein during such period. EVG and the Shareholders represent and warrant that they have the legal right to terminate or suspend any such pending negotiations with third parties, including, but not limited to, any pending negotiations with Guild.com. EVG will notify PhotoLoft immediately after receipt by EVG (or any of its officers, directors, employees, shareholders, affiliates or advisors) of any unsolicited proposal for, or inquiry respecting, any third party acquisition transaction or any request for nonpublic information in connection with such a proposal or inquiry or for access to the properties, books or records of EVG by any person or entity that informs EVG that it is considering making, or has made, such a proposal or inquiry. Such notice to PhotoLoft will be made orally and in writing and will indicate in reasonable detail the identity of the person making the proposal or inquiry and the terms and conditions of such proposal or inquiry.

     5.4     Breach  of  Representations  and  Warranties.  In  the event of and
             --------------------------------------------
promptly after becoming aware of the occurrence or pending or threatened occurrence of any event which would cause any of the representations and warranties not to be true and correct, each party shall give detailed notice thereof to the other.

     5.5     Transaction  Expenses.  All  costs  and  expenses  incurred  in
             ---------------------
connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; provided, that all EVG Transaction Expenses shall be deemed expenses of the Shareholders and will be borne and paid by the Shareholders. For purposes of this Agreement, "EVG Transaction Expenses" means any and all costs and expenses of EVG and the Shareholders incurred in connection with the Merger and this Agreement and related agreements, including, without limitation, fees and expenses of legal counsel, financial and business advisors and accountants, and any investment banking and broker commissions.

     5.6     Public  Announcements.  The  parties  shall  make  no  public
             ---------------------
announcement concerning this Agreement or the matters contemplated herein, their discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of the other party; provided, that the parties may at any time make disclosure if it is advised by independent counsel that such disclosure is required under applicable law or regulatory authority, which disclosure will be subject to the prior review of PhotoLoft or EVG, as the case may be. Except as permitted by the preceding proviso, under no circumstances will the parties (or any of their respective officers, directors, employees or affiliates) discuss or disclose the existence or terms of this Agreement with or to any third party other than such legal, accounting and financial advisors of such parties who have a need to know such information.

     5.7     FIRPTA.  EVG  shall,  prior  to the Closing Date, provide PhotoLoft
             ------
with a properly executed Foreign Investment and Real Property Tax Act of 1980 Notification Letter, in form and substance satisfactory to PhotoLoft, which states that shares of EVG Stock do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying PhotoLoft's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with the delivery of such Notification Letter, EVG shall have provided to PhotoLoft, as agent for EVG, a form of notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for PhotoLoft to deliver such notice form to the IRS on behalf of EVG upon the Closing of the Merger.

     5.8     Regulatory  Filings;  Consents; Reasonable Efforts.  Subject to the
             --------------------------------------------------
terms and conditions of this Agreement, PhotoLoft and EVG shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable Blue Sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.9     Termination  of  EVG  Rights.  All  outstanding EVG Rights, if any,
             ----------------------------
shall  be  terminated.  Each  of the holders of the EVG Rights listed on Section
5.9 of the EVG Disclosure Schedule shall execute and deliver an agreement and acknowledgment of such termination in form and substance satisfactory to PhotoLoft, which shall include a release of claims against EVG, PhotoLoft, the Surviving Corporation and any of their affiliates.

     5.10     Shareholder  Certificate.  Each  shareholder  of EVG shall execute
              ------------------------
and  deliver  to  PhotoLoft  a certificate substantially in the form attached as
Exhibit 5.10 (the "Shareholder Certificate") and PhotoLoft will be relying upon the representations made by each shareholder of EVG in the applicable Shareholder Certificate in connection with the issuance of PhotoLoft Stock to such shareholder. The shares of PhotoLoft Stock so issued pursuant to Section
2.1 will not be registered under the Act and will constitute "restricted securities" within the meaning of the Act, and the certificates representing the shares of PhotoLoft Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

     5.11     Transfer  of  Rights  to  Technology.  Each  of  the Shareholders,
              ------------------------------------
effective as of the Effective Time, hereby transfers, sells, assigns and otherwise conveys to the Surviving Corporation, all right, title and interest that he or she may hold, individually or jointly with any other person or entity, directly or indirectly, in or to the Intellectual Property Rights.

     5.12     PhotoLoft  Stock  Option Plan.  PhotoLoft shall have increased the
              -----------------------------
number of shares of PhotoLoft Common Stock reserved for issuance under its 1999 Stock Option Plan (or a successor plan approved by the Board of Directors of PhotoLoft that is comparable to the 1999 Stock Option Plan) to at least 13,750,000 shares.

     5.13     CNB  Lines  of  Credit.  Prior  to  the  Closing  or  as  soon  as
              ----------------------
practicable thereafter, subject to the consent of City National Bank, PhotoLoft or the Surviving Corporation shall assume or make reasonable best efforts to assume, the CNB Lines of Credit (the outstanding amounts under which shall in no event be greater than $690,000 in the aggregate) and to have Marco released from the personal guarantees made by him for such lines of credit. In the event that PhotoLoft and/or the Surviving Corporation are either (i) unable to obtain the consent of City National Bank to assume one or more of the CNB Lines of Credit or (ii) unable to have Marco released from the personal guarantee made by him for one or more of the CNB Lines of Credit, PhotoLoft or the Surviving Corporation shall reimburse MFA or Marco for any payments made by MFA or Marco to City National Bank subsequent to the Closing Date on such line or lines of credit for which PhotoLoft and/or the Surviving Corporation were unable to obtain both consent and release. PhotoLoft and/or the Surviving Corporation shall only reimburse MFA or Marco on payments made by MFA or Marco to City National Bank with respect to amounts outstanding on the line or lines of credit for which PhotoLoft and/or the Surviving Corporation are unable to obtain both consent and release, which when aggregated with amounts outstanding as of the Closing Date on any line or lines credit for which PhotoLoft and/or the Surviving Corporation was able to obtain both consent and release, do not exceed $690,000.

                                   ARTICLE VI
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

     The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

     6.1     Statutes.  No  action  shall have been taken, and no statute, rule,
             --------
regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal; (ii) prohibit PhotoLoft or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of EVG or PhotoLoft, or compel PhotoLoft or EVG to dispose of or hold separate all or a material portion of the business or assets of EVG or PhotoLoft as a result of the Merger; or (iii) render PhotoLoft, Merger Sub or EVG unable to consummate the Merger.

     6.2     Legal  Action.  No  temporary  restraining  order,  preliminary
             -------------
injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against EVG, the Surviving Corporation or PhotoLoft if the Merger is consummated, shall be pending which, in the good faith judgment of EVG's or PhotoLoft's Board of Directors (acting upon the written opinion of outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a Material Adverse Effect on PhotoLoft or the Surviving Corporation. In the event any such order or injunction shall have been issued, each party agrees to use all reasonable commercial efforts to have any such injunction lifted.

     6.3     Approvals.  All  authorizations,  consents, orders or approvals of,
             ---------
or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting PhotoLoft's ownership of EVG or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to PhotoLoft or EVG.

                                   ARTICLE VII
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                            PHOTOLOFT AND MERGER SUB

     The obligations of PhotoLoft and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by PhotoLoft and Merger Sub:

     7.1     Representations and Warranties.  The representations and warranties
             ------------------------------
of EVG and the Shareholders set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects)
(i) as of the date of this Agreement and (ii) as of the Closing Date, as though made on and as of each such date, and PhotoLoft shall have received a certificate signed by the President of EVG and from the Shareholders to such effect on and dated the Closing Date.

     7.2     No  Material  Adverse  Change.  There  shall  have been no material
             -----------------------------
adverse change in the assets, liabilities, business, financial condition or prospects of EVG from the date hereof through the Closing Date, and PhotoLoft shall have received a certificate signed by the President of EVG and from the Shareholders to such effect on and dated the Closing Date.

     7.3     Performance  of  Obligations.  EVG  and the Shareholders shall have
             ----------------------------
performed all obligations and covenants required to be performed by them under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date, and PhotoLoft shall have received a certificate signed by the President of EVG to such effect with respect to EVG on and dated the Closing Date.

     7.4     Employment  Agreements.  Each of the Shareholders shall continue to
             ----------------------
be employed by PhotoLoft or the Surviving Corporation at the Closing (and shall not have given any notice or other indication that they will not continue to be willing to be employed by PhotoLoft or the Surviving Corporation following the Merger). Each of the Shareholders shall have delivered to PhotoLoft an executed copy of his or her respective employment agreement in the form attached hereto as Exhibit 7.4 and a standard PhotoLoft proprietary information and inventions assignment agreement.

     7.5     Employment  Offer  Letters; Termination of Employment Arrangements.
             ------------------------------------------------------------------
Certain employees of EVG, identified by PhotoLoft in its sole discretion (the "EVG Employees"), will receive a standard PhotoLoft employment offer letter providing for the "at-will" employment of such employees by PhotoLoft or the Surviving Corporation under terms consistent with PhotoLoft's current employment practices for similarly situated employees. Each EVG Employee who accepts such offer of at-will employment shall also execute and deliver to PhotoLoft a standard PhotoLoft proprietary information and inventions assignment agreement. Immediately prior to the Effective Time and subject to the Closing of the Merger, EVG shall terminate all employment arrangements with its employees.

     7.6     Consents.  PhotoLoft  shall  have  received duly executed copies of
             --------
all consents of third parties (other than governmental entities) required by EVG to consummate the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to PhotoLoft.

     7.7     Noncompetition  Agreements.  PhotoLoft  shall  have  received
             --------------------------
Noncompetition Agreements in the form attached hereto as Exhibit 7.7, executed by each of the Shareholders.

     7.8     Dissenter's  Rights.  No  holder  of  record of EVG Stock as of the
             -------------------
Closing shall have elected to exercise appraisal rights under the CGCL with respect to the Merger.

     7.9     Secretary's  Certificate.  EVG  shall have delivered to PhotoLoft a
             ------------------------
certificate  of  its  Secretary  certifying  as  to:

          (a) Resolutions of its shareholders and Board of Directors authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other agreements, documents and transactions contemplated hereby; and

          (b) The incumbency of its officers executing this Agreement and all other agreements and documents contemplated hereby.

     7.10     Escrow  Agreement.  The  Shareholders, the Shareholders' Agent (as
              -----------------
defined in Section 10.6 below) and MFA shall have entered into the Escrow Agreement in the form attached hereto as Exhibit 7.10 ("Escrow Agreement").

     7.11     Registration  Rights  Agreement.  The  Shareholders  shall  have
              -------------------------------
executed  the  Registration  Rights  Agreement  in  the  form attached hereto as
Exhibit  7.11  ("Registration  Rights  Agreement").

     7.12     Lease Agreement.  PhotoLoft and/or the Surviving Corporation shall
              ---------------
have entered into a lease agreement with Al Marco and/or MFA with respect to the property located on 240 Center Street, El Segundo, California, substantially in the form which is attached hereto as Exhibit 7.12.

     7.13     EVG  Board  and  Shareholder  Approval.  This Agreement shall have
              --------------------------------------
been approved and adopted, and the Merger shall have been duly approved, by the requisite votes of the Board of Directors of EVG and by all of the shareholders of EVG in accordance with the CGCL.

     7.14     Shareholder  Certificate.  Each  shareholder  of  EVG  shall  have
              ------------------------
completed and returned a Shareholder Certificate in the form attached as Exhibit 5.10.

     7.15     EVG  Board  and  Officer  Resignations.  EVG  shall  have received
              --------------------------------------
written letters of resignation from each of the current members of the EVG Board of Directors and from each of the officers of EVG.

     7.16     Life  Insurance  Policies.  All life insurance policies maintained
              -------------------------
by  EVG  on  behalf of any of its employees or shareholders shall be terminated.

     7.17     MFA  Receipt.  Simultaneously  with the payment of the MFA Payable
              ------------
to MFA by PhotoLoft pursuant to Section 2.2, MFA shall execute and deliver a duly executed receipt or other document acknowledging receipt of full payment of all amounts to be paid or owed to it by EVG, the Surviving Corporation or PhotoLoft and releasing EVG, Surviving Corporation and PhotoLoft from any and all claims with respect thereto.

                                  ARTICLE VIII
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                            EVG AND THE SHAREHOLDERS

     The obligation of EVG and the Shareholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by EVG and the
Shareholders:

     8.1     Representations and Warranties.  The representations and warranties
             ------------------------------
of PhotoLoft and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects)
(i) as of the date of this Agreement; and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and EVG and the Shareholders shall have received a certificate signed by the President of PhotoLoft to such effect on and dated the Closing Date.

     8.2     Performance  of Obligations of PhotoLoft and Merger Sub.  PhotoLoft
             --------------------------------------------------------
and Merger Sub shall have performed all obligations and covenants required to be performed by them under this Agreement and any other related agreement prior to the Closing Date, and EVG shall have received a certificate signed by the President of PhotoLoft to such effect on and dated the Closing Date.

     8.3     Employment  Agreement.  PhotoLoft  shall  have  entered  into  an
             ---------------------
employment agreement, substantially in the form attached hereto as Exhibit 7.4, with each of the Shareholders.

     8.4     Escrow  Agreement.  PhotoLoft  shall  have  executed  the  Escrow
             -----------------
Agreement.

     8.5     Registration  Rights  Agreement.  PhotoLoft shall have executed the
             -------------------------------
Registration  Rights  Agreement.

     8.6     PhotoLoft  Board Approval.  This Agreement shall have been approved
             -------------------------
and adopted, and the Merger shall have been duly approved, by the requisite vote of the Board of Directors of PhotoLoft.

                                   ARTICLE IX
                                   TERMINATION

     9.1     Termination  Prior  to  Effective  Time.  This  Agreement  may  be
             ----------------------------------------
terminated  at  any  time  prior  to  the  Effective  Time:

          (a)     by  mutual  written  agreement  of  PhotoLoft  and  EVG;

          (b) by PhotoLoft (provided PhotoLoft is not in material breach of this Agreement), if there has been a breach by EVG or the Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement on the part of EVG or the Shareholders which is material and which EVG or the Shareholders fail to cure within 10 business days after notice thereof is given by PhotoLoft (except that no cure period shall be provided for a breach by EVG or the Shareholders which by its nature cannot be cured);

          (c) by PhotoLoft if the Board of Directors of EVG amends, withholds or withdraws its recommendation of the Merger (provided PhotoLoft is not in material breach of this Agreement);

          (d) by EVG (provided EVG is not in material breach of this Agreement), if there has been a breach by PhotoLoft or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of PhotoLoft or Merger Sub which is material and which PhotoLoft or Merger Sub, as the case may be, fails to cure within 10 business days after notice thereof is given by EVG (except that no cure period shall be provided for a breach by PhotoLoft or Merger Sub which by its nature cannot be cured);

          (e) by PhotoLoft, by giving written notice to EVG, if the Closing shall not have occurred on or before December 15, 2000 by reason of the failure of any condition precedent under ARTICLE VI and ARTICLE VII (unless the failure results primarily from a breach by PhotoLoft or Merger Sub of any representation, warranty, or covenant of PhotoLoft or of Merger Sub contained in this Agreement); or

          (f) by EVG, by giving written notice to PhotoLoft, if the Closing shall not have occurred on or before December 15, 2000 by reason of the failure of any condition precedent under ARTICLE VI and ARTICLE VIII (unless the failure results primarily from a breach by EVG or the Shareholders of any representation, warranty, or covenant of EVG or the Shareholders contained in this Agreement).

     9.2     Authorization  by  Board  of  Directors.  Where  action is taken to
             ----------------------------------------
terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party authorized to take such action.

     9.3     Termination  of Obligations.  If either PhotoLoft or EVG terminates
             ----------------------------
this Agreement pursuant to Section 9.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breach of this Agreement); provided, that the agreements contained in Sections 5.5, 5.6, 9.3, 11.7, 11.8, 11.13 and 11.14 hereof shall survive.

                                    ARTICLE X
                         INDEMNIFICATION AND ESCROW FUND

     10.1     Indemnity  and  Escrow Fund.  The Shareholders shall indemnify and
              ---------------------------
hold harmless PhotoLoft and the Surviving Corporation with respect to any and all Damages (as defined below) that PhotoLoft or the Surviving Corporation incur by reason of any Indemnifiable Items (as defined below). To secure performance of such indemnification obligations, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with and registered in the name of an institution selected by PhotoLoft with the consent of the Shareholders (which consent shall not be unreasonably withheld) as escrow agent (the "Escrow Agent"). Such deposited shares shall constitute the escrow fund (the "Escrow Fund") to secure the performance of the indemnification obligation contained in this Section 10.1 and be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit 7.10. The Escrow Fund shall be available to compensate PhotoLoft and the Surviving Corporation for any loss, expense, liability or other damage, including, without limitation, reasonable attorneys' fees, accountants' fees, and all other reasonable costs and expenses of litigation, investigation, defense or settlement of claims (including costs of all appeals related thereto) or threats thereof and amounts paid in settlement to the extent of the amount of such loss, expense, liability or other damage (collectively, "Damages") that PhotoLoft and the Surviving Corporation incur by reason of (i) the breach by EVG or any Shareholder of any representation, warranty, covenant or agreement of EVG or any Shareholder contained herein; and (ii) any of the matters set forth in Exhibit 10.1 hereto (collectively, (i) and (ii) shall be referred to as "Indemnifiable Items"). Except as provided in Section 10.9, nothing contained in this ARTICLE X shall limit the liability of EVG or any Shareholder for any breach of any representation, warranty or covenant if this Agreement is terminated pursuant to
Section  9.1.

     10.2     Escrow  Period.  The  "Escrow  Period"  shall  terminate  at  the
              --------------
expiration of 12 months following the Closing Date; provided, that a portion of the Escrow Fund, which, in the judgment of PhotoLoft, subject to the objection of the Shareholders' Agent (defined in Section 10.6 below) and the subsequent resolution or arbitration of the matter in the manner provided in Section 10.5, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section 10.3(a) below) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

     10.3     Claims  Upon  the  Escrow  Fund.
              -------------------------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate of PhotoLoft (an "Officer's Certificate") specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the Indemnifiable Item to which such item is related, the Escrow Agent shall, subject to the provisions of Section 10.4 hereof, deliver to

PhotoLoft out of the Escrow Fund, as promptly as practicable, PhotoLoft Stock or other assets held in the Escrow Fund having a value equal to such Damages. The Shareholders' Agent may elect to pay cash in lieu of any Escrow Shares, up to the full amount of the Damages. At such election and upon payment of cash amounts by the Shareholders for any portion of the Damages, the number of Escrow Shares (valued as set forth in Section 10.3(b) below) equal to the cash amounts paid by the Shareholders shall be released from escrow.

          (b) For the purpose of compensating PhotoLoft for its Damages from the Escrow Fund, the Escrow Shares in the Escrow Fund shall be valued at the average of the closing prices of the Common Stock of PhotoLoft, as reported by the NASD O-T-C Market Bulletin Board (or comparable reporting service if the PhotoLoft Common Stock is traded on an exchange or on Nasdaq) over the period of ten trading days ending on the trading day preceding the date on which the PhotoLoft Stock is delivered by the Escrow Agent to PhotoLoft.

     10.4     Objections  to  Claims.  At  the time of delivery of any Officer's
              ----------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered by PhotoLoft to the Shareholders' Agent and for a period of 15 days after such delivery, the Escrow Agent shall make no delivery of PhotoLoft Stock or other property pursuant to Section 10.3 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such 15-day period, the Escrow Agent shall make delivery of the PhotoLoft Stock or other property in the Escrow Fund in accordance with Section 10.3 hereof; provided, that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to PhotoLoft prior to the expiration of such 15-day period.

     10.5     Attempt  to  Resolve  Conflicts;  Arbitration.
              ---------------------------------------------

          (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by PhotoLoft made in any Officer's Certificate or otherwise, PhotoLoft shall have 30 days to respond in a written statement to the objection of the Shareholders' Agent. If after such 30-day period there remains a dispute as to any claims, the Shareholders' Agent and PhotoLoft shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and PhotoLoft should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall, if a claim is being made against the Escrow Fund, be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the PhotoLoft Stock or other property from the Escrow Fund in accordance with the terms thereof.

          (b) If no such agreement can be reached after good faith negotiation, either PhotoLoft or the Shareholders' Agent may, by written notice to the other, demand binding arbitration of the matter unless the Damages are at issue in pending litigation with a third party. If the Damages are at issue in pending litigation, then the arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, PhotoLoft and the

Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (c) Any such arbitration shall be held in the County of Los Angeles, California under the commercial rules then in effect of the American Arbitration Association. The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in any appropriate court in the County of Los Angeles, California and in connection with such action to compel the laws of the State of California to control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court. The prevailing party in any such arbitration shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled under this Agreement or the Escrow Agreement.

          (d)     If  a dispute is submitted for arbitration as provided in this
Section 10.5, the Escrow Agent shall continue to hold Escrow Shares in the Escrow Fund having a value sufficient to cover the Damages related to such dispute (the "Contested Damages") (but only to the extent that there are Escrow Shares remaining in the Escrow Fund) until: (i) delivery of a copy of a settlement agreement executed by PhotoLoft and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the release of such Escrow Sharesthat shall be made with respect to the Contested Damages; (ii) delivery of a copy of the final decision of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares that shall be made with respect to the Contested Damages; or (iii) receipt of a court order or judgment directing the Escrow Agent to act with respect to the distribution of any Escrow Shares. The Escrow Agent shall thereupon release the Escrow Shares from the Escrow Fund (to the extent Escrow Shares are then held in the Escrow Fund) in accordance with such settlement agreement, arbitrator's instructions, court order or judgment, as applicable. If any controversy arises involving any party to this Agreement (other than the Escrow Agent) concerning the subject matter of this Agreement, including Contested Damages, the Escrow Agent will not be required to resolve the controversy.

     10.6     Shareholders'  Agent.
              --------------------

          (a) Marco shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Shareholders to give and receive notices and communications, to authorize delivery to PhotoLoft of the PhotoLoft Stock or other property from the Escrow Fund in satisfaction of claims by PhotoLoft or the Surviving Corporation, to settle any other claims for indemnification, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to PhotoLoft. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.

          (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The
Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) The Shareholders' Agent shall have reasonable access to information about EVG or the Surviving Corporation and the reasonable assistance of EVG's officers and employees for purposes of performing its duties and exercising its rights hereunder; provided, that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about EVG to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     10.7     Actions  of  the Shareholders' Agent.  A decision, act, consent or
              ------------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all Shareholders for whom shares of PhotoLoft Stock otherwise issuable to them are deposited in the Escrow Fund, and shall be final, binding and conclusive upon each such Shareholder, and the Escrow Agent and PhotoLoft may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent, Surviving Corporation and PhotoLoft are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

     10.8     Third-Party  Claims.  In  the  event that a third party asserts or
              -------------------
threatens a claim which PhotoLoft or the Surviving Corporation believes may result in Damages and a demand against the Escrow Fund, PhotoLoft shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent on behalf of the Shareholders shall be entitled, at such Shareholders' expense, to participate in any defense of such claim. Shareholders' Agent may elect to assume such defense (with counsel reasonably acceptable to PhotoLoft, and, provided, that the Shareholders' Agent has the reasonable means to put on such a defense); provided that, whether acting individually or collectively, Shareholders and Shareholders' Agent may not effect the settlement of any such claim without the consent of PhotoLoft, which consent shall not be unreasonably withheld. Unless Shareholders' Agent so assumes such defense, PhotoLoft shall have the right to settle any such claim (with its own counsel); provided that PhotoLoft may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent and the Shareholders shall have no power or authority to object under Section 10.4 or any other provision of this ARTICLE X to the amount of any Damages with respect to such settlement.

     10.9     Limitations.
              -----------

          (a) Notwithstanding anything else set forth herein, PhotoLoft and the Surviving Corporation shall not be entitled to receive any Escrow Shares from the Escrow Fund and shall not otherwise be entitled to any indemnification under this ARTICLE X unless and until an Officer's Certificate or Certificates identifying Damages of at least an amount equal to the sum of $50,000 in the aggregate for any and all claims for Damages has or have been delivered to the Escrow Agent and Shareholders' Agent as provided in Sections 10.3 and 10.4, in which case PhotoLoft shall be entitled to receive Escrow Shares pursuant to this
ARTICLE  X  equal  in  value  to  the  full  amount  of  any  and  all  Damages.

          (b) Notwithstanding anything else set forth herein, PhotoLoft and the Surviving Corporation shall not be entitled to be compensated from the Escrow Fund or otherwise with respect to any Damages that are covered by insurance proceeds from insurance obtained and paid for by the Shareholders prior to the Effective Time to the extent that PhotoLoft and/or such other persons actually receive such insurance proceeds to cover such Damages from such insurance (including all costs and expenses incurred in pursuing and collecting such insurance proceeds).

          (c) The parties hereto understand and agree that the indemnity obligations of the Shareholders under this ARTICLE X shall terminate 12 months from the Closing Date, except (i) insofar as a claim for indemnification under this ARTICLE X by delivery of an Officer's Certificate has been asserted and such claim has not been resolved in accordance with the terms of the this Agreement, the Escrow Agreement or otherwise, or (ii) for any Damages incurred by PhotoLoft or the Surviving Corporation as a result of a breach of the representations and warranties set forth in Sections 3.2 (Capitalization) and
3.27 (Taxes), in which case the indemnity obligations shall terminate upon the expiration of the relevant statute of limitations.

          (d) The indemnification obligations of the Shareholders hereunder shall not exceed fifty percent (50%) of the Total Consideration. Such indemnification obligations may be satisfied with PhotoLoft Stock rather than cash at the option of Shareholders, and such stock shall be valued at the average of the closing prices of the Common Stock of PhotoLoft, as reported by the NASD O-T-C Market Bulletin Board (or comparable reporting service if the PhotoLoft Common Stock is traded on an exchange or on Nasdaq) over the period of ten trading days ending on the trading day preceding the date on which the PhotoLoft Stock is delivered by Shareholders to PhotoLoft. In addition, as to each Shareholder, the indemnification obligations of such Shareholder hereunder shall not exceed fifty percent (50%) of the sum of (i) the value of the Merger Shares received by such Shareholder plus (ii) an amount equal to the Assumed Liabilities multiplied by such Shareholder's percentage ownership of EVG Stock.

          (e) The indemnification obligations set forth in this ARTICLE X shall be the sole and exclusive remedy of PhotoLoft and the Surviving Corporation for the breach by EVG or any Shareholder of any representation, warranty, covenant or agreement of EVG or any Shareholder contained in this Agreement, in any certificate delivered pursuant to this Agreement and in the Escrow Agreement. However, nothing herein shall limit PhotoLoft's or the Surviving Corporation's rights to seek recourse against any person or entity for claims based on fraud.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1     Survival  of  Representations,  Warranties  and  Agreements.  All
              -----------------------------------------------------------
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall terminate 12 months after the Closing Date; provided, that the representations and warranties set forth in Sections 3.2 and
3.27  shall survive until the expiration of the relevant statute of limitations.

     11.2     Amendment.  This  Agreement  may be amended by the parties hereto,
              ---------
by action taken by their respective Board of Directors, at any time before or after approval of the Merger by the shareholders of EVG; provided, that following approval of the Merger by the shareholders of EVG, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.3     Extension;  Waiver.  At any time prior to the Effective Time, each
              ------------------
of EVG, Merger Sub and PhotoLoft, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties made by the other party to it contained herein or in any document delivered by the other party pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     11.4     Notices  and  Consents.  All  notices  and  other  communications
              ----------------------
hereunder shall be in writing and shall be deemed given (i) upon delivery if delivered personally or by an express courier (with confirmation), including by overnight delivery service, (ii) one day after being sent by facsimile (with receipt confirmed) or (iii) three days after being sent by registered or certified mail (return receipt requested) to the parties at the following addresses or facsimile number (or at such other address for a party as shall be specified by like notice):

     (a)    if  to  PhotoLoft  or  Merger  Sub  to:

               PhotoLoft,  Inc.
               307  Orchard  City  Drive,  Suite  310
               Campbell,  CA  95008
               Attn:  President
               Telephone  No.:  (408)  364-8777
               Facsimile  No.:  (408)  364-8778
               with  a  copy  to:

               Brobeck,  Phleger  &  Harrison  LLP
               38  Technology  Drive
               Irvine,  CA  92618
               Attn:  Greg  T.  Williams,  Esq.
               Telephone  No.:  (949)  790-6300
               Facsimile  No.:  (949)  790-6301

     (b)     if  to  EVG  to:

               Extreme  Velocity  Group,  Inc.
               240  Center  Street
               El  Segundo,  CA  90245
               Attn:  Al  Marco,  President
               Telephone  No.:  (310)  535-4555
               Facsimile  No.:  (310)  535-4550

     (c)     if  to  the  Shareholders  to:

               EVG  I,  a  California  general  partnership
               240  Center  Street
               El  Segundo,  CA  90245
               Telephone  No.:  (310)  535-4555
               Facsimile  No.:  (310)  535-4550

               Al  Marco
               240  Center  Street
               El  Segundo,  CA  90245
               Telephone  No.:  (310)  535-4555
               Facsimile  No.:  (310)  535-4550

               Ralph  Roessler
               240  Center  Street
               El  Segundo,  CA  90245
               Telephone  No.:  (310)  535-4555
               Facsimile  No.:  (310)  535-4550

               Elizabeth  Wenner
               240  Center  Street
               El  Segundo,  CA  90245
               Telephone  No.:  (310)  535-4555
               Facsimile  No.:  (310)  535-4550

     Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions.

     11.5     Interpretation.  When  a  reference  is  made in this Agreement to
              --------------
Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.6     Counterparts.  This  Agreement  may  be  executed  in  one or more
              ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     11.7     Entire  Agreement.  This  Agreement  and  the  documents  and
              -----------------
instruments and other agreements among the parties delivered pursuant hereto, including the Non-Disclosure Agreement dated July 7, 2000 entered into by PhotoLoft and EVG, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

     11.8     No  Transfer.  This  Agreement  and the rights and obligations set
              ------------
forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.9     Severability.  If  any  provision  of  this  Agreement,  or  the
              ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     11.10     Other Remedies.  Except as otherwise provided herein, any and all
               --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     11.11     Further  Assurances.  Each  party  agrees to cooperate fully with
               --------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     11.12     Absence  of Third-Party Beneficiary Rights.  No provision of this
               ------------------------------------------
Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be solely between the parties to this Agreement.

     11.13     Mutual  Drafting.  This  Agreement  is  the  joint  product  of
               ----------------
PhotoLoft, Merger Sub, EVG and the Shareholders, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of PhotoLoft, Merger Sub, EVG and the Shareholders, and shall not be construed for or against any party hereto.

     11.14     Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     11.15     Attorney's  Fees.  If any action at law or in equity is necessary
               ----------------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                           [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, PhotoLoft, Merger Sub, EVG and the Shareholders have caused this Agreement to be signed, all as of the date first written above.

                                         PHOTOLOFT,  INC.


                                         By:  /s/  Terren  S.  Peizer
                                            -------------------------
                                         Name:  Terren  S.  Peizer
                                         Title:  Chairman



                                         PHOTOL  ACQUISITION  CORP.

                                         By:  /s/  Terren  S.  Peizer
                                            -------------------------
                                         Name:  Terren  S.  Peizer
                                         Title:  Chairman



                                         EXTREME  VELOCITY  GROUP,  INC.

                                         By:  /s/  Albert  L.  Marco
                                            ------------------------
                                         Name:  Albert  L.  Marco
                                         Title:  President


                                         SHAREHOLDERS
                                         (Individually)


                                         /s/  Al  Marco
                                         --------------
                                         Al  Marco

                                         /s/  Ralph  Roessler
                                         --------------------
                                         Ralph  Roessler

                                         /s/  Elizabeth  Wenner
                                         ----------------------
                                         Elizabeth  Wenner

                                         EVG I, a California general partnership

                                         By:  /s/  Albert  L.  Marco
                                            ------------------------
                                         Name:  Albert  L.  Marco
                                         Title:  President

                          FIRST AMENDMENT TO AGREEMENT
                          ----------------------------
                           AND PLAN OF REORGANIZATION
                           --------------------------


     This First Amendment, dated as of December 7, 2000 (this "First Amendment"), to that certain Agreement and Plan of Reorganization, dated as of November 22, 2000 (the "Agreement"), by and among PhotoLoft, Inc. ("PhotoLoft"), PhotoL Acquisition Corp. ("Merger Sub"), Extreme Velocity Group, Inc. ("EVG"), and EVG I, Al Marco ("Marco"), Ralph Roessler ("Roessler") and Elizabeth Wenner ("Wenner") (individually, a "Shareholder" and collectively, the "Shareholders") is made by and among the parties set forth on the signature pages hereto. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

     WHEREAS, PhotoLoft, Merger Sub, EVG and Shareholders desire to enter into this First Amendment to make certain changes to the Agreement in light of the settlement of the lawsuit between Legion Paper Corp., et. al. ("Legion") and Roessler, et. al., dated December 7, 2000 ("Settlement Agreement").

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced by the following:

        "2.2   Payables.
               --------

               (a) MFA  Payable.  On the Closing  Date,  PhotoLoft  shall pay to
                   ------------
               Marco Fine Arts ("MFA"), on behalf of EVG, $774,000 in cash (the "MFA Payment") in full satisfaction (along with the other items noted below in subsection (b)) of the EVG payable to MFA in the amount of $800,000. The receipt to be executed by MFA pursuant to
               Section 7.17 of the Agreement shall indicate that such payment entirely extinguishes all outstanding payables owed to MFA and any of its affiliates by EVG.

               (b) Legion Legal Fees. As part of the  Settlement  Agreement,  on
                   -----------------
               the Closing Date, PhotoLoft, on behalf of EVG under the terms of the Settlement Agreement, shall pay $26,000 directly to Legion to cover Legion's legal fees."

     2. Except as expressly stated in this First Amendment, all of the remaining terms of the Agreement shall remain in full force and effect.

     3. This First Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Agreement and Plan of Reorganization to be executed and delivered as of the date first written above.

                                      PHOTOLOFT,  INC.


                                      By:  /s/  Terren  S.  Peizer
                                         -------------------------

                                      Name:  Terren  S.  Peizer
                                      Title:  Chairman


                                      PHOTOL  ACQUISITION  CORP.


                                      By:  /s/  Terren  S.  Peizer
                                         -------------------------

                                      Name:  Terren  S.  Peizer
                                      Title:  Chairman


                                      EXTREME  VELOCITY  GROUP,  INC.


                                      By  /s/  Albert  L.  Marco
                                        ------------------------

                                      Name:  Albert  L.  Marco
                                      Title:  President


                                      SHAREHOLDERS
                                      (Individually)


                                      /s/  Al  Marco
                                      --------------
                                      Al  Marco


                                      /s/  Ralph  Roessler
                                      --------------------
                                      Ralph  Roessler


                                      /s/  Elizabeth  Wenner
                                      ----------------------
                                      Elizabeth  Wenner

                                      EVG I, a California general partnership


                                      By:  /s/  Albert  L.  Marco
                                         ------------------------

                                      Name:  Albert  L.  Marco
                                      Title:  President

                          SECOND AMENDMENT TO AGREEMENT
                           AND PLAN OF REORGANIZATION


     This Second Amendment, dated as of December 20, 2000 (this "Second Amendment"), to that certain Agreement and Plan of Reorganization, dated as of November 22, 2000, as amended (the "Agreement"), by and among BrightCube, Inc. (formerly PhotoLoft, Inc.), a Nevada corporation which shall be referred to herein as "PhotoLoft", PhotoL Acquisition Corp., a California corporation and a wholly-owned subsidiary of PhotoLoft ("Merger Sub"), Extreme Velocity Group, Inc., a California corporation ("EVG"), and EVG I, a California general partnership, Al Marco, Ralph Roessler and Elizabeth Wenner (individually, a "Shareholder" and collectively, the "Shareholders") is made by and among the parties set forth on the signature pages hereto. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement.

     WHEREAS, PhotoLoft, Merger Sub, EVG and Shareholders desire to enter into this Second Amendment to make certain changes to the Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which hereby are acknowledged, the parties hereto covenant and agree as follows:

1.   The  Agreement  is  hereby  amended  as  follows:

     (a) Section 7.18 of the Merger Agreement shall be added in its entirety as follows:

          "7.18 Co-Sale Agreement.  The required parties shall have executed the
                -----------------
          Co-Sale Agreement in the form attached hereto as Exhibit 7.18 ("Co-Sale Agreement")."

     (b) Section 8.7 of the Merger Agreement shall be added in its entirety as follows:

          "8.7 Co-Sale  Agreement.  The required parties shall have entered into
               ------------------
          the Co-Sale Agreement."

     (c) The definition of "Excess Liabilities" in Section 2.1(b)(ii) of the Agreement shall be amended and restated in its entirety as follows:

          "Excess Liabilities" means any and all liabilities for borrowed money and capital lease obligations and all long-term liabilities (shown or required to be shown on EVG's financial statements under generally accepted accounting principles in the United States) of EVG, including, without limitation, all outstanding amounts under the lines of credit from City National Bank to be assumed by PhotoLoft in connection with the Merger (the "CNB Lines of Credit"), which in no event shall exceed $690,000, in excess of $690,000 in the aggregate, existing as of the Closing Date; provided, however, that for purposes of this definition, the promissory note dated December 7, 2000 evidencing the loan of $38,641 by the PhotoLoft to EVG (the "Note") shall be assumed to have been cancelled.

     (d) The definition of "Net Working Deficit" in Section 2.1(b)(ii) of the Agreement shall be amended and restated in its entirety as follows:

          "Net Working Deficit" means the amount by which (A) EVG's current liabilities (which shall mean accounts payable, accrued payable, domain name payable and other liabilities payable within 30 days of the Closing, but shall not include the MFA Payable (as defined below) which shall be paid by PhotoLoft pursuant to Section 2.2) exceeds (B) the sum of $325,000 and EVG's current assets (which shall mean cash, inventory (net of reserves), and accounts receivable (net of reserves)), if any, as of the Closing Date. All such amounts shall be as shown or required to be shown on EVG's financial statements pursuant to generally accepted accounting principles in the United States; provided, however, that for purposes of this definition, the amount (principal plus accrued interest) of the Note shall be deemed an accounts payable and as such shall be a current liability.

     (e) Section 2.1(g) of the Agreement shall be added in its entirety as follows:

          "(g) Adjustment After Audit.  Notwithstanding,  and in addition to the
               ----------------------
          foregoing, the Primary Exchange Ratio shall be recalculated promptly after and shall be based on the financial statements of the Surviving Corporation that have been audited in connection with the normal December 31, 2000 year-end consolidated audit of PhotoLoft, which is currently scheduled to be conducted in the first quarter of 2001 by the independent accountants of PhotoLoft in accordance with Generally Accepted Accounting Principals (the "Audit"). In the event that a discrepancy exists between the ratio calculated as of the Closing and the ratio calculated from the Audit, PhotoLoft shall calculate the difference between (i) the number of shares of PhotoLoft Stock that the Shareholders received based on the ratio calculated as of the Closing and (ii) the number of shares of PhotoLoft Stock that the Shareholders should have received based on the ratio calculated from the Audit (such difference to be referred to herein as the "Share Deficit"). Such Share Deficit shall be considered an Indemnifiable Item (as defined below) for purposes of ARTICLE X hereof and shall be taken from the Escrow Fund (as defined below)."

     (f) Section 10.1 of the Agreement shall be amended and restated in its entirety as follows:

          "10.1 Indemnity and Escrow Fund. The Shareholders  shall indemnify and
                -------------------------
          hold harmless PhotoLoft and the Surviving Corporation with respect to any and all Damages (as defined below) that PhotoLoft or the Surviving Corporation incur by reason of any Indemnifiable Items (as defined below). To secure performance of such indemnification obligations, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with and registered in the name of an institution selected by PhotoLoft with the consent of the Shareholders (which consent shall not be unreasonably withheld) as escrow agent (the "Escrow Agent"). Such deposited shares shall constitute the escrow fund (the "Escrow Fund") to secure the performance of the indemnification obligation contained in this Section 10.1 and be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit 7.10. The Escrow Fund shall be available to compensate PhotoLoft and the Surviving Corporation for any loss, expense, liability, Share Deficit or other damage, including, without limitation, reasonable attorneys' fees, accountants' fees, and all other reasonable costs and expenses of litigation, investigation, defense or settlement of claims (including costs of all appeals related thereto) or threats thereof and amounts paid in settlement to the extent of the amount of such loss, expense, liability, Share Deficit or other damage (collectively, "Damages") that PhotoLoft and the Surviving Corporation incur by reason of (i) the breach by EVG or any Shareholder of any representation, warranty, covenant or agreement of EVG or any Shareholder contained herein; (ii) any Share Deficit as determined after the Audit in accordance with Section 2.1(g) hereof and (iii) any of the matters set forth in Exhibit 10.1 hereto
          (collectively, (i), (ii) and (iii) shall be referred to as "Indemnifiable Items"). Except as provided in Section 10.9, nothing contained in this ARTICLE X shall limit the liability of EVG or any Shareholder for any breach of any representation, warranty or covenant if this Agreement is terminated pursuant to Section 9.1."

     (g) Section 10.3(c) of the Agreement shall be added in its entirety as follows:

          "(c) Notwithstanding the foregoing, claims for Damages due to the existence of a Share Deficit shall be paid with the number of Escrow Shares equal to the number of shares constituting such Share Deficit."

     (h)     Items  2(p)  and  2(q)  shall be added in their entirety to Exhibit
10.1  of  the  Agreement  as  follows:

          "p.     Allen Packaging Co. Inc.

          q.     Studio Moulding"

2. Except as expressly stated in this Second Amendment, all of the remaining terms of the Agreement shall remain in full force and effect.

3. This Second Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law provision thereof.

                           [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, PhotoLoft, Merger Sub, EVG and the Shareholders have caused this Agreement to be signed, all as of the date first written above.


                                     BRIGHTCUBE, INC. (formerly PhotoLoft, Inc.)


                                     By:  /s/  Terren  S.  Peizer
                                        -------------------------

                                     Name:  Terren  S.  Peizer
                                     Title:  Chairman


                                     PHOTOL  ACQUISITION  CORP.


                                     By:  /s/  Terren  S.  Peizer
                                        -------------------------

                                     Name:  Terren  S.  Peizer
                                     Title:  Chairman


                                     EXTREME  VELOCITY  GROUP,  INC.


                                     By:  /s/  Albert  L.  Marco
                                        ------------------------

                                     Name:  Albert  L.  Marco
                                     Title:  President


                                     SHAREHOLDERS
                                     (Individually)


                                     /s/  Albert  L.  Marco
                                     ----------------------
                                     Al  Marco


                                     /s/  Ralph  Roessler
                                     --------------------
                                     Ralph  Roessler


                                     /s/  Elizabeth  Wenner
                                     ----------------------
                                     Elizabeth  Wenner


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                                     EVG I, a California general partnership


                                     By:  /s/  Albert  L.  Marco
                                        ------------------------

                                     Name:  Albert  L.  Marco
                                     Title:  President


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